UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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California Water Service Group
(Name of Registrant as Specified In Its Charter)

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California Water Service Group
California Water Service Company, Hawaii Water Service Company,
New Mexico Water Service Company, Washington Water Service
Company, CWS Utility Services, and HWS Utility Services

1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

April 15, 2015

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders at 9:30 a.m. on May 27, 2015, at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California.

Enclosed are a notice of matters to be voted on at the meeting, our Proxy Statement, a proxy card, and our 2014 Annual Report.

Whether or not you plan to attend, your vote is important. Please vote your shares, as soon as possible, in one of three ways: Internet, telephone, or mail. Instructions regarding Internet and telephone voting are included on the proxy card or voting instruction card. If you choose to vote by mail, please follow the instructions on the proxy card or voting instruction card.

In a continuing effort to conserve natural resources and reduce costs, we produced a summary annual report again this year, opting not to duplicate the financial information that continues to be provided in our Form 10-K filed with the Securities and Exchange Commission. Your perspectives on the annual report are valuable to us. Please send your feedback to annualreport@calwater.com.

Thank you for your investment in the California Water Service Group.

Sincerely,

/s/ PETER C. NELSON

Peter C. Nelson
Chairman of the Board

For directions to the Annual Meeting, please refer to page 57 of this Proxy Statement.

California Water Service Group

Notice of Annual Meeting of Stockholders

The 2015 Annual Meeting of Stockholders (Annual Meeting) of California Water Service Group (Group) will be held on Wednesday, May 27, 2015, at 9:30 a.m., at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California. At the meeting, stockholders will consider and vote on the following matters:

1.
Election of the ten directors named in the proxy statement;

2.
An advisory vote to approve executive compensation;

3.
Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2015; and

4.
Such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 31, 2015, as the record date for the determination of holders of common stock entitled to notice of and to vote at the Annual Meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy: (a) by Internet, (b) by telephone, or (c) by U.S. Postal Service mail. You may revoke your proxy at any time prior to the vote at the Annual Meeting. Of course, in lieu of submitting a proxy, you may vote in person at the Annual Meeting; provided, however, that if you hold your shares in street name, you must request a legal proxy from your stockbroker in order to do so. For specific instructions, please refer to "Questions and Answers About the Proxy Materials and the Annual Meeting" in this Proxy Statement and the instructions on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 27, 2015 Electronic copies of the Group's Form 10-K, including exhibits, and this Proxy Statement will be available on the Group's website at http://www.calwatergroup.com.

By Order of the Board of Directors

/s/ MICHELLE R. MORTENSEN

MICHELLE R. MORTENSEN
Corporate Secretary

PROXY STATEMENT

This Proxy Statement, dated April 15, 2015, relates to the solicitation of proxies by the Board of Directors of California Water Service Group (Group) for use at our 2015 Annual Meeting of Stockholders, which is scheduled to be held on May 27, 2015. We expect to begin mailing this Proxy Statement to stockholders on or about April 15, 2015.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What am I voting on?

•
Election of the ten directors named in the proxy statement to serve until the 2016 Annual Meeting;

•
An advisory vote to approve executive compensation; and

•
Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2015.

Who may attend the Annual Meeting?

Any stockholders of the Group may attend.

Who is entitled to vote?

Stockholders of record on the record date. The Board has fixed March 31, 2015 as the record date (Record Date) for stockholders entitled to notice of, and to vote at, the Annual Meeting.

How many votes do I get?

Each share of common stock is entitled to one vote.

What constitutes a quorum?

A majority of the outstanding shares – present at the Annual Meeting or represented by persons holding valid proxies – constitutes a quorum. If you submit a valid proxy card, your shares will be considered in determining whether a quorum is present.

Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time, and place.

At the Record Date, there were 2,180 stockholders of record. There were 47,890,495 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 1

How are the directors elected?

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, each director must be elected by the affirmative vote of a majority of the votes cast with respect to the director. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director. As a result, abstentions will not be counted in determining which nominees receive a majority of votes cast since abstentions do not represent votes cast for or against a candidate. If you hold your shares through a stockbroker (or other nominee), the stockbroker does not have authority to vote your shares in the election of directors without instructions from you. Shares that your stockbroker does not vote ("broker non-votes") are not considered votes cast for or against a candidate, and they will not be counted in determining which nominees receive a majority of votes cast. In accordance with our director resignation policy, the Nominating/Corporate Governance Committee has established procedures that require an incumbent candidate for director who does not receive the required votes for re-election to tender his or her resignation. The Nominating/Corporate Governance Committee will recommend to the Board whether to accept or reject the offer, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days after certification of the election results. We will promptly publicly disclose the Board's decision regarding the resignation offer, including the rationale for rejecting the resignation offer, if applicable.

Who are the Board's nominees?

The nominees are Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Martin A. Kropelnicki, Thomas M. Krummel, M.D., Richard P. Magnuson, Linda R. Meier, Peter C. Nelson, Lester A. Snow, and George A. Vera. All of the nominees are current Board members. See "Proposal No. 1 – Election of Directors" for biographical information and qualifications.

What are the Board's voting recommendations?

"FOR" each of the nominees to the Board (Proposal No. 1);

"FOR" the proposal regarding an advisory vote to approve executive compensation (Proposal No. 2); and

"FOR" the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2015 (Proposal No. 3).

How do I vote?

If you are a stockholder of record (that is, you hold your shares in your own name), you may vote on the Internet, by telephone, by mail, or in person at the meeting. Different rules apply if your stockbroker or another nominee holds your shares for you (see below).

You may vote on the Internet.

You do this by following the "Vote by Internet" instructions on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

You may vote by telephone.

You do this by following the "Vote by Phone" instructions on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. You must have a touch-tone phone to vote by telephone.

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You may vote by mail.

You do this by signing the proxy card and mailing it in the enclosed, prepaid, and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed card but do not provide voting instructions, your shares will be voted:

•
For the ten named director nominees;

•
For the advisory vote to approve executive compensation; and

•
For the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2015.

You may vote in person at the meeting.

We will hand out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•
Signing another proxy with a later date;

•
Voting on the Internet or by telephone (your latest Internet or telephone proxy is counted);

•
Voting again at the meeting; or

•
Notifying the Corporate Secretary, in writing, that you wish to revoke your previous proxy. We must receive your notice prior to the vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If you are a stockholder of record, and you do not return your proxy, your shares will not be voted unless you attend the meeting and vote in person.

What happens if my shares are held by my stockbroker (or other nominee)?

If your shares are held by a stockbroker (or other nominee), you will receive a voting instruction card so that you can instruct your stockbroker on how to vote your shares. If you do not return your voting instruction card, then your stockbroker, under certain circumstances, may vote your shares.

Specifically, stockbrokers have authority under exchange regulations to vote your uninstructed shares on certain "routine" matters. For "non-routine" matters, no votes will be cast on your behalf if you do not instruct your stockbroker on how to vote. If you wish to change the voting instructions that you gave to your stockbroker, you must ask your stockbroker how to do so.

If you do not give your stockbroker voting instructions, your stockbroker may either:

•
Proceed to vote your shares on routine matters and refrain from voting on non-routine matters; or

•
Leave your shares entirely unvoted.
CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 3

Shares that your stockbroker does not vote (broker non-votes) will count towards the quorum only. We encourage you to provide your voting instructions to your stockbroker. This ensures that your shares will be voted at the meeting.

As to my stockbroker voting, which proposals are considered "routine" or "non-routine"?

The ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2015 (Proposal No. 3) is routine. A stockbroker may generally vote on routine matters if the stockbroker has not received voting instructions from you with respect to such matters.

The election of directors (Proposal No. 1) and the advisory vote to approve executive compensation (Proposal No. 2) are matters considered "non-routine" under applicable rules. A stockbroker cannot vote without your instructions on non-routine matters.

What is the voting requirement to approve each of the proposals?

Proposal		Vote Required
Proposal 1 –	Election of ten directors	Majority of Votes Cast
Proposal 2 –	Advisory vote to approve executive compensation	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote
Proposal 3 –	Ratify the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2015	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with the proposal relating to the election of directors (Proposal No. 1), and therefore broker non-votes and abstentions have no effect on that proposal. Stockbrokers may not vote your shares on Proposal No. 1 without instructions from you. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 2 and Proposal No. 3. Abstentions have the effect of a vote "AGAINST" both of these proposals. Stockbrokers may vote your shares on Proposal No. 3 (but not on Proposal No. 2) without instructions from you. Shares resulting in broker non-votes, if any, are not entitled to vote and will have no effect on the outcome of these proposals.

Who will count the vote?

Representatives of Broadridge Financial Services, Proxy Services, will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

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What percentage of stock do the directors and executive officers own?

Together, directors and officers own approximately 1.1% of our common stock. See "Stock Ownership of Management and Certain Beneficial Owners" for more details elsewhere in this Proxy Statement.

Who are the largest common stockholders?

As of December 31, 2014, the largest stockholders were:

•
The Vanguard Group, Inc. beneficially owned 3,284,560 shares of common stock, representing 6.87% of our aggregate outstanding stock as of such date;

•
BlackRock, Inc. beneficially owned 3,012,767 shares of common stock, representing 6.30% of our aggregate outstanding stock as of such date; and

•
Lazard Asset Management LLC beneficially owned 2,621,781 shares of common stock, representing 5.48% of our aggregate outstanding stock as of such date.

*
To the best of our knowledge, no other stockholders held more than 5% of our common shares as of such date.

What is the deadline for submitting stockholder proposals for the Group's proxy materials for next year's Annual Meeting?

Any proposals that stockholders intend to submit for inclusion in next year's Group proxy materials must be received by the Corporate Secretary of the Group by December 9, 2015. A proposal, together with any supporting statement, may not exceed 500 words and must comply with other requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Please submit the proposal to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?

Stockholders who are entitled to vote at a stockholders' meeting may propose a nominee for the Board or other business for consideration at a meeting without seeking to have the matter included in the proxy materials for the meeting pursuant to Rule 14a-8. The bylaws contain the requirements for doing so. The bylaws are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, CA 95112-4598. Briefly, a stockholder must give timely prior notice of the matter to the Group. The notice must be received by the Corporate Secretary at the Group's principal place of business by the 150th day before the first anniversary of the prior year's Annual Meeting. For the 2016 Annual Meeting, to be timely, notice must be received by the Corporate Secretary not later than the close of business on December 19, 2015. If we move the date of the meeting by more than thirty days before or more than sixty days after the date of the previous meeting, notice is due not later than the close of business on the later of the 150th day before the Annual Meeting or the 10th day after we publicly announce the holding of the meeting. If the Group's Corporate Secretary receives notice of a matter after the applicable deadline, the notice will be considered untimely. In that case, or where notice is timely but the stockholder fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange of 1934, the persons named as proxies may exercise their discretion in voting with respect to the matter when and if it is raised at the meeting.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 5

The bylaws specify what the notice must contain. Stockholders must comply with applicable law with respect to matters submitted in accordance with the bylaws. The bylaws do not affect any stockholder's right to request inclusion of proposals in the Group's Proxy Statement under Rule 14a-8.

How can a stockholder or other interested parties contact the independent directors, the director who chairs the Board's executive sessions or the full Board?

Stockholders or other interested parties may address inquiries to any of the Group's directors, to the lead director (who chairs the Board's executive sessions), or to the full Board, by email to stockholdercommunication@calwater.com or by writing to them in care of the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598. All such communications are sent directly to the intended recipient.

Can I make comments and/or ask questions during the Annual Meeting?

Yes. Stockholders wishing to address the meeting are welcome to do so by adhering to the following guidelines:

1.
Stockholders may address the meeting when recognized by the Chairman or President & Chief Executive Officer (CEO);

2.
Each stockholder, when recognized, should stand and identify himself or herself; and

3.
Stockholder remarks must be limited to matters before the meeting and may not exceed two minutes in duration per speaker.

No cameras, video, or recording equipment will be permitted at the meeting. Many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Annual Meeting. We will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

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BOARD STRUCTURE

This section briefly describes the structure of the Board and the functions of the principal committees of the Board. The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide a framework for the governance of the Group. The Corporate Governance Guidelines and the current charters for the Audit, Organization and Compensation, Finance and Risk Management, and Nominating/Corporate Governance committees are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

The Group's policy is that all directors must be able to devote the required time to carry out director responsibilities and should attend all meetings of the Board and of committees on which they sit.

Leadership Structure

Peter C. Nelson has served as Chairman of the Board since 2012. In connection with his retirement as CEO in 2013, the roles of Chairman of the Board and CEO were separated. Mr. Nelson continued in his role as Chairman of the Board, and Martin A. Kropelnicki was appointed President & CEO. The Board determined at that time, and continues to believe, that separating the roles of Chairman of the Board and CEO was the most appropriate leadership structure for the Group, based on numerous factors, including the Board's historical practice (which has predominantly been to separate the roles), its assessment of the Group's leadership, and the Group's current and anticipated needs. The Board attributes a portion of the historical success of its leadership model to the Chairman of the Board's significant experience as part of the Group's senior management. The Board believes that Mr. Nelson's 17-plus years of service as the former President & CEO of the Group and his significant experience in the water and public utility industries make him best positioned to lead the Board as it oversees and monitors implementation of the Group's business strategy, considers risks related to strategy and business decisions, and performs its oversight function with respect to the Group's operations.

The Board also has established the position of lead director because the Board supports having an independent director in a board leadership position at all times. The lead director is an independent director who is elected by the independent directors to serve for a period of at least one year. Mr. Richard P. Magnuson currently serves as lead director. As set forth in the Corporate Governance Guidelines, the lead director's responsibilities and authority include:

•
Presiding over executive sessions of the non-management and independent directors and having the authority to call executive sessions;

•
Presiding at meetings of the Board in the absence of the Chairman of the Board;

•
Approving Board meeting agendas and schedules;

•
Approving information sent to the Board;

•
Serving as liaison between the Chairman of the Board and the independent directors; and

•
Being available for consultation and communication with major stockholders upon request.

Risk Oversight

Under the Corporate Governance Guidelines, the full Board oversees the Group's processes for assessing and managing risk. The Board does not view risk in isolation, but considers risk as part of its regular consideration of business decisions and business strategy. The Board exercises its risk oversight function through the Board as a whole and through its committees. Each of

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 7

the Board committees considers the risks within its areas of responsibility and identified in its charter. The Finance and Risk Management Committee reviews the Group's major risk exposures and the steps management has taken and proposes to take to monitor and control such exposures. The Audit Committee reviews with management risks related to financial reporting and internal controls. At least annually, the Finance and Risk Management Committee discusses the Group's risk assessment and risk management with the Audit Committee. The Organization and Compensation Committee reviews enterprise risks to see that our compensation plans and programs do not encourage management to take unreasonable risks relating to our business. The Nominating/Corporate Governance Committee oversees risks related to matters of corporate governance, including director independence and Board performance.

The Group has a Management Committee (MC) that reports directly to the Finance and Risk Management Committee and meets at least semi-monthly. The MC is chaired by the Group's President & CEO and membership is comprised of the vice presidents. Among other functions, the MC identifies and prioritizes key risks and recommends the implementation of appropriate mitigation measures, as needed. The MC reports to the Audit Committee no less frequently than annually. Further review or reporting on risks is conducted as needed or as requested by the Board or committee.

Committees

There are four committees within our Board of Directors: (1) Audit; (2) Organization and Compensation; (3) Finance and Risk Management; and (4) Nominating/Corporate Governance. The membership and the function of each of these committees are described below.

Name	Audit	Organization and Compensation	Finance and Risk Management	Nominating/ Corporate Governance

Terry P. Bayer		✓
Edwin A. Guiles	✓	✓	Chair
Bonnie G. Hill		✓		✓
Martin A. Kropelnicki
Thomas M. Krummel, M.D.		Chair		✓
Richard P. Magnuson	✓		✓	Chair
Linda R. Meier	✓	✓		✓
Peter C. Nelson
Lester A. Snow		✓	✓
George A. Vera	Chair		✓	✓

Number of meetings held during 2014	5	4	2	3

AUDIT:    Reviews the Group's auditing, accounting, financial reporting, and internal audit functions. Also, the Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent registered public accounting firm, although stockholders are asked to ratify the Audit Committee's selection of this firm. All members are independent as defined in the listing standards of the New York Stock Exchange and meet the additional independence requirements for Audit Committee members imposed by the Sarbanes-Oxley Act and the rules of the SEC thereunder.

The Board has determined that George A. Vera, chair of the Audit Committee, and Edwin A. Guiles, are audit committee financial experts and are independent under the standards

8 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

applicable to Audit Committee members. Designation as an audit committee financial expert means that the Board believes Mr. Vera and Mr. Guiles have:

(i)
An understanding of generally accepted accounting principles and financial statements;

(ii)
The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

(iii)
Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Group's financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv)
An understanding of internal controls over financial reporting; and

(v)
An understanding of audit committee functions.

Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations, or liability greater than those imposed on any other Audit Committee member or any other director and does not affect the duties, obligations, or liability of any other member of the Audit Committee or Board of Directors.

ORGANIZATION AND COMPENSATION:    Reviews the Group's executive compensation programs, including their establishment, modification, and administration. All members are independent as defined in the listing standards of the New York Stock Exchange, and meet additional independence requirements for Compensation Committee members applicable under the New York Stock Exchange listing standards. The Organization and Compensation Committee has taken steps to analyze the current risk profile of the Group's executive compensation programs. In its evaluation, the Organization and Compensation Committee review took into account that the Group operates in a highly regulated environment and thus maintains strong internal controls, which factors tend to mitigate against undue risk.

As a result of this evaluation, the Committee does not believe that the Group's compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Group, nor does it believe that the Group's executive compensation practices and programs are designed to promote risk taking.

Compensation Consultant:    The Organization and Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) to advise it on marketplace trends in executive compensation, management proposals for the 2014 compensation program, and officer compensation decisions. Meridian generally evaluated equity compensation programs. Meridian also consulted with the Nominating/Corporate Governance Committee about its recommendations to the Board on director compensation. Veritas Executive Compensation Consultants (Veritas) has been retained for advice on 2015 officer compensation.

Meridian was directly accountable to the Organization and Compensation Committee, as is Veritas. To maintain the independence of their advice, neither Meridian nor Veritas provided any services for the Group other than those described above. In addition, the Organization and Compensation Committee conducted a conflict of interest assessment, considering the following six factors with respect to Meridian and Veritas: (i) the provision of other services to the Group by each of Meridian and Veritas; (ii) the amount of fees received from the Group by Meridian, as a percentage of the total revenue of Meridian, and the amount of fees received from the Group by Veritas, as a percentage of total revenue of Veritas; (iii) the policies and

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 9

procedures each of Meridian and Veritas that are designed to prevent conflicts of interest; (iv) any business or personal relationship between the consultants at Meridian and Veritas with whom the Group work and any members of the Organization and Compensation Committee; (v) any of our stock owned by the Meridian consultants or the Veritas consultants; and (vi) any business or personal relationship of Meridian, the Meridian consultants, Veritas, or the Veritas consultants with any of the Group's executive officers, and no conflict of interest was identified.

For a description of the processes and procedures used by the Organization and Compensation Committee for the consideration and determination of executive compensation, see "Compensation Discussion & Analysis" elsewhere in this Proxy Statement.

FINANCE AND RISK MANAGEMENT:    Assists the Board in reviewing the Group's financial policies, risk management strategies, and capital structure. All members are independent as defined in the listing standards of the New York Stock Exchange.

NOMINATING/CORPORATE GOVERNANCE:    Reviews the Group's director compensation and assists the Board by (i) identifying candidates and nominating individuals qualified to become Board members and (ii) developing and recommending a set of corporate governance principles applicable to the Group. All members are independent as defined in the listing standards of the New York Stock Exchange.

During 2014, there were ten regular meetings of the Board, five meetings of the Audit Committee, four meetings of the Organization and Compensation Committee, two meetings of the Finance and Risk Management Committee, and three meetings of the Nominating/Corporate Governance Committee. The incumbent directors attended 99% of all Board and applicable committee meetings in 2014 (held during the period each director served).

Independence of Directors

As discussed in the Group's Corporate Governance Guidelines, a substantial majority of the Board is comprised of independent directors. Currently, the Group's independent directors are Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Thomas M. Krummel, M.D., Richard P. Magnuson, Linda R. Meier, Lester A. Snow, and George A. Vera. Under the listing standards of the New York Stock Exchange, a director is independent if he or she has no material relationship, whether commercial, industrial, banking, consulting, accounting, legal, charitable, or familial, with the Group, either directly or indirectly as a partner, stockholder, or officer of an entity that has a material relationship with the Group. The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominating/Corporate Governance Committee. The Board has adopted standards to assist it in assessing the independence of directors, which are set forth in the Corporate Governance Guidelines. Under these standards, the Board has determined that a director is not independent if:

•
The director is, or has been within the last three years, an employee of any company that comprises the Group or an immediate family member is, or has been within the last three years, an executive officer of any company that comprises the Group;

•
The director or any immediate family member has received personally during any twelve-month period within the past three years more than $120,000 in direct compensation from companies that comprise the Group, other than director or committee fees and pension or other forms of deferred compensation for prior service (compensation received by an immediate family member for service as an employee, other than an executive officer, of the Group is not considered for purposes of this standard);
10 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

•
The director, or an immediate family member, is a current partner of the Group's internal or external auditor; the director is a current employee of such a firm; the director's immediate family member is a current employee of such a firm who works personally on the Group's audit, or the director or an immediate family member was in the last three years a partner or employee of such a firm and personally worked on the Group's audit within that time;

•
The director, or an immediate family member, has been employed within the last three years as an executive officer of a company whose organization and compensation committee includes or included at the same time an executive officer of the Group;

•
The director is an employee, or has an immediate family member, who is an executive officer of a customer or vendor or other party that has made payments to or received payments from companies that comprise the Group for property or services in an amount that exceeded the greater of $1 million or 2% of the party's consolidated gross revenues in any of the past three years; or

•
The director, or the director's spouse, is an executive officer of a non-profit organization to which the Group makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization's consolidated gross revenues.

The Board has determined that none of the following relationships, in itself, is a material relationship that would impair a director's independence:

•
Being a residential customer of any subsidiary of the Group;

•
Being an executive officer or employee, or being otherwise affiliated with, a commercial customer from which the Group's consolidated gross revenues in any of the last three years are or were not more than the greater of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

•
Being an executive officer or employee of a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

•
Having a 5% or greater ownership interest or similar financial interest in a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for such year or (ii) $500,000; and

•
Being a director of any of the Group's subsidiaries.

Directors inform the Board as to their relationships with the Group and provide other pertinent information pursuant to questionnaires that they complete, sign, and certify on an annual basis. The Board reviews such relationships to identify possible impairments to director independence and in connection with disclosure obligations. For those directors who reside in a service territory of California Water Service Company and are customers, the Board has determined that it is not a material relationship that would impair their independence under the above standards.

Director Qualifications and Diversity

The Board believes that the Board of Directors, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Group's business. In addition, the Board believes that there are certain attributes that every director

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 11

should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Nominating/Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition as well as in the Group's current and future business and operations.

The Nominating/Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The Board and the Nominating/Corporate Governance Committee seek a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. An annual evaluation of the Board's composition enables the Board and Nominating/Corporate Governance Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Group's needs evolve and change over time and to assess diversity. In identifying director candidates from time to time, the Board and the Nominating/Corporate Governance Committee may identify specific skills and experience that it believes the Group should seek in order to constitute a balanced and effective board.

The Group seeks directors having the following specific qualifications:

•
Evidence of leadership in his or her particular field;

•
Broad experience and sound business judgment;

•
Expertise in an area of importance to the Group and its subsidiaries;

•
The ability to work in a collegial Board environment;

•
High personal and professional ethics and integrity;

•
The ability to devote the required time to carry out director responsibilities;

•
The ability and willingness to contribute special competencies to Board activities, including appointment to Board committees;

•
Freedom from conflicts of interest that would interfere with serving and acting in the best interests of the Group and its stockholders; and

•
Evidence of being a high caliber individual who has achieved a level of prominence in his or her career; for example, a CEO or highest level financial officer of a sizeable organization, a director of a major corporation, or a prominent civic or academic leader.

Additionally, Section 2.9 of the Group's bylaws contains requirements that a person must meet to avoid conflicts of interest that would disqualify that person from serving as a director.

Board membership should reflect diversity in its broadest sense. The Group seeks directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Board, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Group's business. The Board assesses the diversity of skills, experience, and backgrounds represented on the Board as part of the annual Board self-evaluation process.

Identification of Director Nominees

The Group identifies new director candidates through a variety of sources. The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described in "Board Structure – Director Qualifications and Diversity" elsewhere in this Proxy Statement. Stockholders seeking to recommend candidates for consideration by the Nominating/Corporate

12 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

Governance Committee should submit a recommendation in writing describing the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. Please submit this information to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders may also propose director nominees by adhering to the advance notice procedure described under "Questions and Answers About the Proxy Materials and the Annual Meeting – How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?" elsewhere in this Proxy Statement.

Executive Sessions of the Board

Under the Group's Corporate Governance Guidelines, the non-management directors meet at least four times each year in executive session without management present, and the independent directors meet in executive session at least once a year. The lead director, Mr. Richard P. Magnuson, chairs these sessions.

Retirement Age of Directors

The Group has established a mandatory retirement age for directors. A director must retire no later than the Annual Meeting that follows the date of the director's 75th birthday. An employee director must retire as an employee no later than the Annual Meeting that follows the date of his or her 70th birthday, but may remain on the Board at the discretion of the Board of Directors.

Annual Meeting Attendance

All directors are expected to attend each Annual Meeting of the Group's stockholders, unless attendance is prevented by an emergency. All of the Group's directors attended the Group's 2014 Annual Meeting.

Other Governance Best Practices

The Group has adopted other practices that we believe reflect our commitment to good corporate governance including:

No Hedging and Pledging Policies

In accordance with our Insider Trading Policy, our directors and officers are prohibited from (i) hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt; and (ii) pledging their ownership of Group stock.

Executive Compensation Recovery ("Clawback") Policy

The Board has adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the company's financial statements. A more detailed description of the Executive Compensation Recovery Policy appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 13

Stock Ownership Requirements

Our Board has adopted stock ownership requirements for directors and officers. These stock ownership requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers. As of March 31, 2015, 13 of our non-employee directors and officers already met or exceeded their ownership requirements. New directors and new officers have five years to meet the requirements. A complete description of the stock ownership requirements for directors and officers appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Our directors as of March 31, 2015, are as follows:

Name	Age	Position	Current Term Expires	Director Since	Independent	Occupation	Other Board Experience	Public Utilities or Public Health Experience

Terry P. Bayer	64	Director	2015	2014	Yes	COO of Molina Healthcare, Inc.	Yes	Yes
Edwin A. Guiles	65	Director	2015	2008	Yes	Board member, Cubic Corporation	Yes	Yes
Bonnie G. Hill	73	Director	2015	2003	Yes	President of B. Hill Enterprises, LLC	Yes	Yes
Martin A. Kropelnicki	48	President & CEO and Director	2015	2013	No	President & CEO of California Water Service Group	Yes	Yes
Thomas M. Krummel, M.D.	63	Director	2015	2010	Yes	Susan B. Ford Surgeon-in-Chief at Lucile Packard Children's Hospital and the Emile Holman Professor and Chair of the Department of Stanford University School of Medicine	Yes	Yes
Richard P. Magnuson	59	Lead Director & Chair of the Board's Executive Sessions	2015	1996	Yes	Venture Capitalist	Yes
Linda R. Meier	74	Director	2015	1994	Yes	Board Member, Stanford University Hospital	Yes	Yes
Peter C. Nelson	67	Chairman of the Board	2015	1996	No	Chairman of the Board of California Water Service Group	Yes	Yes
Lester A. Snow	63	Director	2015	2011	Yes	Executive Director of the California Water Foundation	Yes	Yes
George A. Vera	71	Director	2015	1998	Yes	Principal Executive Officer of the Carroll Investment Company	Yes

14 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated for election at the 2015 Annual Meeting of Stockholders a slate of ten nominees. All of the nominees have served as directors since the last Annual Meeting. All directors are elected annually to serve until the next Annual Meeting or until their respective successors are elected.

Nominee Qualifications

When an incumbent director is up for re-election, the Nominating/Corporate Governance Committee reviews the performance, skills, and characteristics of such incumbent director before making a determination to recommend that the Board nominate him or her for re-election.

The Nominating/Corporate Governance Committee believes that all of the ten director nominees listed below are highly qualified and have the skills and experience required for membership on our Board. A description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below.

Vote Required

Each director must be elected by the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the following nominees:

Terry P. Bayer	Age 64	Director since March, 2014

Ms. Bayer is the Chief Operating Officer (COO) for Molina Healthcare, Inc., a managed care company that provides Medicaid and Medicare related solutions to meet the healthcare needs of low-income individuals and families. She has held that position since 2005. She was previously Executive Vice President of Health Plan Operations and also held management positions at FHP and AccentCare, Inc. Ms. Bayer previously served on the Board of Directors of Apria Healthcare Group, Inc. from 2006-2008 where she served as the chair of the compliance committee and served as a member of the compensation committee. She holds a Juris Doctor Degree from Stanford University, a Master's Degree in Public Health from the University of California, Berkeley, and a Bachelor's Degree in Communications from Northwestern University.

Ms. Bayer brings senior leadership, financial, operational, and public health expertise to the Board from her service as the COO of Molina Healthcare, Inc., a public company. She has many years of experience as an operating executive with a strong focus on government program compliance, public health and administration, as well as customer service. Her significant background and experience in healthcare supports the Board's efforts in overseeing and advising on employee health matters. Her previous experience as a director of Apria Healthcare Group. Inc. and a committee member also allows her to contribute to the Group.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 15

Edwin A. Guiles	Age 65	Director since 2008

Mr. Guiles has been a director of Cubic Corporation since 2008. He was formerly Executive Vice President of Corporate Development at Sempra Energy. From 2000 to 2006, he was Chairman and CEO of San Diego Gas & Electric (SDG&E) and Southern California Gas Company (SoCal Gas), Sempra Energy's California regulated utilities. He held a variety of management positions at SDG&E since joining that company in 1972. Mr. Guiles is also past chairman of the California Chamber of Commerce. He has a Mechanical Engineering Degree from the University of Arizona.

Mr. Guiles is a former chairman & CEO with a strong public utility background. He has corporate governance experience through his service on the boards of SDG&E, SoCal Gas, and Cubic Corporation, a public company. He brings to the Board valuable senior management and operational expertise from his 37 years at Sempra Energy, SDG&E, and SoCal Gas. Additionally, Mr. Guiles' in-depth knowledge of public utility regulation provides the Board with crucial insight.

Bonnie G. Hill	Age 73	Director since 2003

Ms. Hill is the president of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organization. She is also co-founder of Icon Blue, a brand marketing company. From 1997 to 2001, she was President & CEO of Times Mirror Foundation and Senior Vice President, Communications and Public Affairs, of The Los Angeles Times. She is a director of Yum Brands, Inc. She was formerly a director of AK Steel Holdings Corp., Home Depot, Inc., Hershey Foods Corporation, and is a former member of the Investors Advisory Group of the Public Company Accounting Oversight Board. She is a trustee of the RAND Corporation, a member of the Shareholder Director Exchange (SDX), and was a founding member of the Lead Director Exchange (LDN).

Through her experience as a former chair of the SEC's Consumer Affairs Advisory Committee, and as a former director of the National Association of Securities Dealers Regulation Board, Ms. Hill brings to the Board significant public policy, regulatory, and governance expertise. Her business experience as well as her service on the boards of a variety of public companies over the past 24 years demonstrates her extensive knowledge of the complex financial and operational issues that public companies face.

16 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

Martin A. Kropelnicki	Age 48	Director since 2013

Mr. Kropelnicki is President & CEO of the Group. Mr. Kropelnicki joined the Group as Vice President, Chief Financial Officer (CFO) and Treasurer in 2006 and was named the President and COO in 2012. He then was appointed President & CEO of the Group effective September 1, 2013. He has over 25 years of experience in finance and operations, including 15-plus years as a CFO at public listed companies and has held executive positions at PowerLight Corporation, Hall Kinion & Associates, Deloitte & Touche Consulting Group, and Pacific Gas & Electric Company. He is currently on the board of the Bay Area Council and is a former director of the National Association of Water Companies (NAWC). He holds a Bachelor of Arts Degree and Master of Arts Degree in Business Economics from San Jose State University.

Mr. Kropelnicki is well positioned to lead the Group's management team and give guidance and perspective to the Board. His experience as the former CFO of the Group provides expertise in both corporate leadership and financial management. His 15-plus years as a CFO of publicly listed companies and operations management experience enables him to offer valuable perspectives on the Group's corporate planning and budgeting along with operational and financial reporting.

Thomas M. Krummel, M.D.	Age 63	Director since 2010

Dr. Krummel is the Susan B. Ford Surgeon-in-Chief at the Lucile Packard Children's Hospital and the Emile Holman Professor and Chair of the Department of Surgery at Stanford University School of Medicine. A leader in his field, he has been honored with the Henry J. Kaiser Family Foundation Award for Excellence in Clinical Teaching; the John Austin Collins, M.D. Memorial Award for Outstanding Teaching and Dedication to Resident Training; and the Lucile Packard Children's Hospital Recognition of Service Excellence. He is currently chair of the board of directors of Fogarty Institute for Innovation and serves as a director of Morgridge Institute for Research – University of Wisconsin.

Dr. Krummel brings to the Board experience with professional training and development as well as a familiarity with medical, public health, and science issues. He offers the Board unique insight on public health matters, including healthcare policy and legislation, drinking water quality, and employee health.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 17

Richard P. Magnuson	Age 59	Director since 1996

Mr. Magnuson is a private venture capitalist and is lead director. Mr. Magnuson holds an undergraduate degree in economics, a law degree and a master's degree in business administration from Stanford University. From 1984 to 1996, he was a general partner of Menlo Ventures, a venture capital firm. He has served on the boards of the following public companies: Rogue Wave Software (acquired by Quovadx), IKOS Systems, Inc. (acquired by Mentor Graphics), and OrCAD, Inc. (acquired by Cadence Design Systems). He is currently a director of one privately held company and has also served on the boards of several other privately held companies in the past.

With his legal and venture capital backgrounds, Mr. Magnuson brings valuable financial and business strategy expertise to the Board. His past experience on the boards of other public companies, and his insight on financial and operational matters, adds value to the Board. His past and current Board service also provides insight on corporate governance practices.

Linda R. Meier	Age 74	Director since 1994

Ms. Meier is a member of the Stanford University Hospital Board of Directors and past chair of the strategic planning committee of the Bing Concert Hall. She was co-chair of the "The Stanford Challenge" and chair of outreach programs from 2005-2011. She is a former director of Greater Bay Bancorp and chaired its Marketing Committee. Previously, she was a founding board member of the University National Bank and Trust Company, where she chaired the compensation and marketing committees. From 1992-1997, Ms. Meier was chair of the Stanford University Hospital Board of Directors. From 1984-1994, she was a trustee of Stanford University, Vice President of the Board of Trustees from 1991-1994, and founder of community outreach at Stanford University Hospital.

Ms. Meier has demonstrated management capabilities and knowledge of operational issues facing large organizations. Her years of philanthropic and non-profit experience provide an important perspective to the Board and a valuable link to our community. Her past experience on the boards of other public companies, including her chairmanship of marketing and compensation committees, adds value to the Board as well.

18 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

Peter C. Nelson	Age 67	Director since 1996

Mr. Nelson is Chairman of the Board of the Group and its subsidiaries. He is a director of the California Chamber of Commerce and a past president of the National Association of Water Companies (NAWC).

Mr. Nelson has a strong record of operational and strategic leadership in the public utility business, including his 17-plus years of experience as the former President & CEO of the Group. An engineer by training with a graduate degree in business administration, he gained extensive senior executive experience at Pacific Gas & Electric Company. He has a vast understanding of the water industry from his role as the former President & CEO of the Group and from his leadership roles representing the water profession nationally at NAWC as well as in California at the State Chamber of Commerce.

Lester A. Snow	Age 63	Director since 2011

Mr. Snow has served as Secretary of the California Natural Resources Agency, Director of the California Department of Water Resources, Regional Director of the U.S. Bureau of Reclamation, Executive Director of the CALFED Bay-Delta Program, and General Manager of the San Diego County Water Authority. He is Executive Director of the California Water Foundation, an initiative of the Resources Legacy Fund, and currently serves on the board of the Water Education Foundation. He holds a Master of Science Degree in Water Resources Administration from the University of Arizona and a Bachelor of Science Degree in Earth Sciences from Pennsylvania State University.

Mr. Snow brings more than 30 years of water and natural resource management experience to the Board. His distinguished public service career enables him to assist the Board in addressing water and environmental issues as well as regulatory and public policy matters. Additionally, his executive experience in the public sector provides the Board with critical insight on a variety of operational and financial matters.

George A. Vera	Age 71	Director since 1998

Mr. Vera retired in May, 2011 as Vice President and CFO of the David and Lucile Packard Foundation. Until 1997, he was an audit partner at Arthur Andersen, LLP. He is now employed as the principal executive officer with the Carroll Investment Company, a private investment management firm.

Mr. Vera is an experienced financial leader with the skills necessary to chair our Audit Committee. He brings many years of accounting experience as a former audit partner that is critical to the Board. His former position with the David and Lucile Packard Foundation provides him with extensive knowledge in dealing with financial and accounting matters. His current position with Carroll Investment Company continues to build his experience in dealing with investment and financial matters.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 19

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Directors and Executive Officers

The Group's Corporate Governance Guidelines, available on the Group's website at http://www.calwatergroup.com, include the stock ownership requirements for non-employee directors and officers. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers. A more complete description of the stock ownership requirements appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Individuals are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later.

20 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

The following table shows the common stock ownership of our directors and officers as of March 31, 2015. All directors and officers have sole voting and investment power over their shares (or share such powers with their spouses).

Name	Common Stock Beneficially Owned(*)

Terry P. Bayer Director	4,449
Shannon C. Dean Executive Officer	2,977
Francis S. Ferraro Executive Officer	60,784
Edwin A. Guiles Director	22,963
David B. Healey Executive Officer	10,440
Bonnie G. Hill Director	23,266
Martin A. Kropelnicki Director and Executive Officer	61,452
Thomas M. Krummel, M.D. Director	15,544
Michael B. Luu Executive Officer	5,839
Richard P. Magnuson Director	62,924
Lynne P. McGhee Executive Officer	21,463
Linda R. Meier Director	29,330
Michelle R. Mortensen Executive Officer	1,468
Peter C. Nelson Director and Retired Executive Officer	84,989
Michael J. Rossi Executive Officer	29,161
Thomas F. Smegal III Executive Officer	42,768
Lester A. Snow Director	13,440
Paul G. Townsley Executive Officer	7,651
Timothy D. Treloar Executive Officer	5,948
George A. Vera Director	33,202
Ronald D. Webb Executive Officer	4,231
All directors and executive officers as a group	544,289

*
To the knowledge of the Group, as of March 31, 2015, all directors and executive officers together beneficially owned an aggregate of approximately 1.1% of the Group's outstanding common shares. No one director or officer beneficially owns more than 1% of the Group's outstanding common shares.
CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 21

Ownership of Largest Stockholders

As of December 31, 2014, the Group's records and other information available from outside sources indicated that the following stockholders were the beneficial owner of more than five percent of the outstanding shares of our common stock.

The information below is as reported in filings made by third parties with the SEC. Based solely on the review of our stockholder records and public filings made by the third parties with the SEC, the Group is not aware of any other beneficial owners of more than five percent of the common stock.

Class	Beneficial Owner	Number of Shares of Common Stock	Percent of Class

Common	The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	3,284,560	6.87%
Common	BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	3,012,767	6.30%
Common	Lazard Asset Management LLC(3) 30 Rockefeller Plaza New York, NY 10112-6300	2,621,781	5.48%

(1)
The Vanguard Group, Inc. has sole voting power over 71,682 shares; sole investment power over 3,221,578 shares and shared investment power over 62,982 shares as of December 31, 2014, as filed on SEC Schedule 13G/A.

(2)
BlackRock, Inc. has sole voting power over 2,872,844 shares and sole investment power over 3,012,767 shares as of December 31, 2014, as filed on SEC Schedule 13G/A.

(3)
Lazard Asset Management LLC has sole voting power over 2,142,651 shares and sole investment power over 2,621,781 shares as of December 31, 2014, as filed on SEC Schedule 13G/A.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership, and changes in ownership of our securities. Based solely on its review of the copies of forms furnished to the Group, or written representations that no annual forms (SEC Form 5) were required, the Group believes that for fiscal year ended December 31, 2014, our directors and executive officers filed all reports on a timely basis.

22 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes the material elements of the Group's executive compensation program for 2014. This section focuses on the compensation of the Group's principal executive officer, principal financial officer, and the three other most highly compensated executive officers for 2014 referred to herein as "named executive officers" (NEOs) or "executives."

Role of the Organization and Compensation Committee

The Organization and Compensation Committee (Committee), which is comprised entirely of independent outside directors, is responsible for overseeing the Group's compensation programs for executives and executive succession. After a review of compensation levels, the Committee recommends to the Board compensation levels and incentive performance objectives for executives for the 12-month period beginning January 1st of each year. These objectives align with stockholder and customer interests and support the long-term growth and health of the Group. The Committee starts its planning and review process in February of each preceding year and typically concludes its process in November. After year-end results are final, the Committee reviews the achieved results for the prior year, certifies the achievement of each goal, approves payment of incentive compensation as certified, and approves the incentive compensation targets for the current year.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 23

The following is a summary of the key features of our executive compensation program:

WHAT WE DO	WHAT WE DON'T DO

✓

We pay for performance with compensation in the form of annual short-term performance-based incentives as well as awarding 50% of long-term equity incentive compensation in the form of restricted stock units (RSUs) subject to performance-based vesting criteria over a three-year period.

✓

We require stock ownership for all directors and officers to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers.

✓

We have implemented an executive compensation recovery ("clawback") policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the Company's financial statements.

✓

We have retained an independent compensation consultant who reports to the Organization and Compensation Committee.

✗

We do not provide employment agreements. Other than participation in the Executive Severance Plan, none of the executives are party to individual employment or severance agreements.

✗

We do not provide single-trigger change in control benefits. The Group's Executive Severance Plan provides for change in control severance benefits upon a termination of employment following a change in control. In addition, the Group's equity incentive plan does not require single-trigger vesting acceleration upon a change in control.

✗

We do not provide tax gross-ups on perquisites or other personal benefits.

✗

We limit perquisites. As detailed below, the Group provides executives with only limited perquisites consisting of a company car and related excess liability insurance.

✗

We do not allow hedging and pledging. Our directors and officers are prohibited from hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt, in accordance with an anti-hedging prohibition in our insider trading policy. Our directors and officers are also prohibited from pledging their ownership of Group stock in accordance with an anti-pledging provision in our insider trading policy.

Pay for Performance

Following our 2012 Annual Meeting of Stockholders, we began to implement substantial changes to our executive compensation program to add both long-term and short-term performance-based compensation to salaries, which are set based on the individual executive's performance, skills, capabilities, and individual contribution. These changes focused on better linking executive compensation to the Group's performance (as measured by key operational and financial objectives). The changes to our executive compensation program since fiscal 2012, which are discussed in more detail elsewhere in this CD&A, include:

•
Implementing a short-term performance-based compensation program in the form of an annual short-term performance-based incentive that supports the long-term growth of the Group;

•
Awarding 50% of long-term equity incentive compensation in the form of restricted stock units (RSUs) subject to performance-based vesting criteria, with the remaining 50% awarded in the form of time-based restricted stock awards (RSAs);
24 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

•
Implementing a three-year performance period for the performance-based RSUs with vesting only upon meeting or exceeding performance targets related to each of the following: water quality, customer service, utility plant investment, return on equity, and safety;

•
Adopting stock ownership requirements for officers;

•
Adopting no-hedging and no-pledging policies for members of the Board and for officers; and

•
Adopting a compensation recovery or "clawback" policy.

2014 Say-on-Pay Vote

We received approximately 95% of the votes cast on the advisory vote in favor of our executive compensation program (Say-on-Pay Vote) for fiscal year 2013, taken at the 2014 Annual Meeting of Stockholders. The Committee believes the high level of support for fiscal 2013 was the result of changes to the compensation program implemented by the Committee in late 2012 and 2013. We have continued to apply the same effective principles in making compensation decisions for 2014 and 2015, as described more fully below, although the Committee did not make any changes to the executive compensation program in response to the 2014 Say-on-Pay Vote.

Following the 2012 Say-on-Pay Vote, we increased our efforts to solicit feedback from stockholders to better understand their views. We continued to solicit feedback from stockholders in 2013 and 2014. As a result of these discussions with stockholders, effective January 1, 2014, we implemented a short-term performance-based incentive compensation program for officers, which further strengthened the link between pay and the Group's performance. The Committee believes that a mix of short-term and long-term incentive compensation will reward and motivate near-term performance, while at the same time providing significant incentives to keep executives focused on longer-term corporate goals that support both stockholders and customers.

We believe that the adopted changes are responsive to the views expressed by our stockholders and that our executive compensation program continues to be aligned with the interests of our stockholders and customers. The Committee recognizes that best practices in executive compensation continue to evolve and will continue to monitor developments in this area. The Committee plans to continue regular solicitation of stockholder feedback on our executive compensation program.

Recap of 2014 Group Performance

Our financial results for 2014 included the following: Net income was $56.7 million and diluted earnings per share was $1.19. 2014 financial performance was better than expected due to incremental revenue from the approval of the 2012 General Rate Case (GRC) from the Group's largest subsidiary, close adherence to our operating budget, increased utility plant investment, and effective long-term tax planning. Our officer team made considerable progress on our strategic corporate goals and critical business objectives. The officer team met or exceeded the performance objective in four of the five performance targets and achieved 75% of target for the fifth, as described in more detail in the following pages.

CEO Pay Overview

Mr. Kropelnicki, the Group's CEO since September 1, 2013, made significant contributions to the Group's performance in 2014. Based on the 2014 performance objectives, the Committee

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 25

granted Mr. Kropelnicki an equity incentive award with a value of $500,000 for 2014. With a 2014 base salary of $700,000 and his $175,000 short-term incentive compensation bonus (representing a payout of 100% of target for 2014), his total compensation for 2014 was $2,812,657 (as reported in the Summary Compensation Table), which is higher than his 2013 compensation of $968,383 (which included compensation prior to his appointment as CEO). Mr. Kropelnicki became the Group's CEO on September 1, 2013, and, as such, his 2013 compensation primarily was for his service and contributions as President & Chief Operating Officer (COO). Please refer to the Summary Compensation Table for additional detail.

Nearly eighty percent of the increase in Mr. Kropelnicki's compensation from 2013 to 2014 is a $1.4 million increase in the calculated estimate of his future potential pension benefits. Changes in actuarial Supplemental Executive Retirement Plan (SERP) and pension costs are included in customer rates through a rate recovery mechanism. The $1.4 million increase in the estimate was due to a new mortality table which assumes that individuals will live longer and therefore receive pension benefits to a later age, as well as changes in the market interest rates that are used in the estimate of the future potential pension benefit. The actual value of the pension benefit ultimately received by Mr. Kropelnicki will depend on a number of factors including when he retires, when he elects to begin receiving benefits, and how long he actually receives benefits. No pension benefit is paid to Mr. Kropelnicki until after his retirement from the Group.

Compensation Philosophy for Executives

The Group's overall philosophy is to provide compensation that attracts, retains, and motivates talented executives, rewards excellent job performance, overall leadership, and provides for fair, reasonable, and competitive total compensation that aligns executives' interests with the long-term interests of our stockholders and customers.

The Committee believes that a balance of fixed and variable compensation, with short-term and long-term compensation elements, maintains a strong link between the NEOs' compensation and the Group's performance, as well as promotes the interests of both customers and stockholders. The Committee will annually re-evaluate the mix of fixed and variable compensation, including the proportions of incentive compensation awarded as short-term cash-based and long-term equity-based awards. Additionally, the Committee continues to monitor our program on an annual basis to ensure that the structure will not incentivize excessive risk-taking.

Overall, we believe our executive compensation program is achieving the intended results. We believe our compensation is competitive in the industry and has resulted in the attraction and retention of officers who contribute to the long-term success of the Group. In addition, the program creates a strong linkage between pay and performance through our long-term equity and annual performance-based short-term incentive compensation without encouraging imprudent risk taking by the Group's officers.

26 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

Elements of Compensation

The material elements of the Group's executive compensation program for 2014 included:

•
Base Salary;

•
Annual Performance-Based Short-Term Incentive Compensation;

•
Performance and Time-Based Long-Term Equity Compensation;

•
Basic and Supplemental Pension Plan Benefits;

•
Deferred Compensation Plan Benefits; and

•
Limited Perquisites.

In determining compensation, the Committee is mindful that as a holding company for a California regulated utility, the Group's financial performance is substantially dependent upon California Public Utilities Commission (CPUC) regulation plus other factors, which to a large extent are beyond the control of executives. Therefore, the Committee's decisions regarding overall compensation are determined largely by evaluation of factors that are within the executives' control and its comparisons with peer groups. As discussed below, the metrics used to determine the executives' annual short-term performance-based incentive compensation and the vesting of long-term performance-based equity compensation awards are appropriate metrics that will align executive performance in a manner beneficial to both stockholders and customers and not encourage imprudent risk-taking.

Salary

The Group provides the largest portion of executive total compensation in the form of base salaries that compensate the executives for performance of primary roles and responsibilities. The Committee reviews base salaries for executives annually and determines whether or not to recommend adjustments. To assist the Committee in this review, the Group's President & CEO provides an assessment of performance and makes recommendations regarding base salary adjustments to the Committee for each of the executives other than himself based on the competitive data and the other factors described below under "Determining Executive Compensation."

The Committee has and continues to target base salaries for each executive that are appropriate for the performance, skills, capabilities, and individual contributions in his/her position. The base salary levels are established by reference to the competitive data described below.

As previously noted, the Group enchanced our performance-based compensation with short-term incentive compensation for 2014. Prior to 2014, the Group compared base salary levels for its executives to the target total cash compensation (base salary plus actual target bonus) for similar positions within the competitive data rather than exclusively to the competitive data's base salaries. After the introduction of annual short-term incentive compensation, to establish 2014 cash compensation levels for the Group's executives, the Group compared both the base salaries for its executives to the base salaries for similar positions within the competitive data as well as the target total cash compensation for its executives (taking into account annual short-term incentive compensation targets) to the competitive market target total cash compensation. Each of the executive's base salaries for 2014 were within the competitive range (defined as plus or minus 20% from the median compensation level, based upon available survey data) of target total cash compensation.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 27

Each year, officers of the Group, including the NEOs, establish a number of corporate goals and objectives for the Group that promote the long-term growth of the Group and aligns the interests of stockholders, customers, and employees. The objectives chosen are communicated internally within the Group and monitored quarterly. Changes in base salary levels for our President & CEO and other NEOs are generally based on progress against certain of these key corporate goals by the Group. For 2014, the following corporate goals of the Group were used to evaluate 2014 compensation for our current President & CEO and NEOs:

1.     Group Operations Result – Achieve planned operating results as defined in the 2014 Corporate Goals and Objectives. Our overall goal was to manage the controllable elements of administrative and general, other operations, and maintenance expenses within budget.

Achieved Results for Group Operations – During 2014, the Group achieved the majority of its goals of maintaining operations while keeping controllable costs within budget. Completed objectives included completion of a strategic purchasing and sourcing review to reduce costs and improve service, establishment of formal community outreach plans for rate cases and other proceedings in the individual California service areas, and the development of an integrated rate application filing plan for all Group subsidiaries.

2.     Stockholder Value – Achieve budgeted earnings per share of $0.97 and earn our authorized return on equity on invested capital.

Achieved Results for Stockholder Value – For 2014, the Group achieved the following result for the major objective in this category:

•
Earnings per share of $1.19 or 123% of target, which represents a return on equity of 9.84% (actual return on equity adjusted to exclude equity funded construction work in progress as well as one-time tax items).

In evaluating this result, the Committee gave consideration to factors that affected the Group's operating results that are described in the Group's annual report on Form 10-K.

3.     Regulation – Bring to conclusion the 2012 General Rate Case for California Water Service Company and Hawaii Water Service Company (Pukalani and Waikoloa) general rate cases.

Achieved Results for Regulation – On August 14, 2014, the California Public Utilities Commission approved increases in rates by approximately $45 million in 2014, $10 million in 2015, $10 million in 2016, and up to $19 million upon completion and regulatory approval of "advice letter" capital projects. On May 23, 2014, the Hawaii Public Utilities Commission approved increases in revenues of approximately $1.95 million for Hawaii Water Service Company's Waikoloa Resort Utilities operations. On January 15, 2014, Hawaii Water Service Company received a Decision and Order for the Pukalani Waste Water System approving $0.59 million in additional annual revenues.

4.     Customer Service and Water Quality – Complete key strategic projects in the areas of customer service and water quality.

Achieved Results for Customer Service and Water Quality – During 2014, the Group completed key strategic objectives in the areas of customer service and water quality, including:

•
Standardized the top 10 customer service business processes across the 24 California service areas;

•
Rollout of the mobile workforce pilot to three additional California service areas; and

•
Implemented a plan to install capital improvements necessary to meet the new California water quality standard for the contaminant Chromium-6.
28 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

5.     Employee Retention and Development – Implement key strategic projects in the area of employee retention and development.

Achieved Results for Employee Retention and Development – During 2014, the Group completed key strategic objectives in the area of employee retention and development, including:

•
Developed plan to improve management of healthcare costs;

•
Rolled out a new medical prescription program that lowers costs and improves service to employees;

•
Completed emergency response training for all operations; and

•
Successfully negotiated new union contracts.

Once the Committee assesses the business results for each goal, the Committee then reviews and discusses the overall performance of each executive and the competitive data provided by the independent consultant retained by the Committee. Once reviewed and overall agreed upon, the Committee recommends to the Board the base salaries for the executives (including the President & CEO). The following table shows the base salaries for each executive for 2013, 2014, and 2015:

Name	2013 Base Salary	2014 Base Salary	2015 Base Salary

Martin A. Kropelnicki	$640,000	$700,000	$770,000
Thomas F. Smegal	360,000	381,600	390,000
Francis S. Ferraro	409,000	423,315	432,000
Lynne P. McGhee	235,000	243,000	265,000
Paul G. Townsley	310,000	325,000	335,000

These increases are intended to compensate the individuals for job performance and overall leadership while being within the "competitive range" of the market data for target total cash compensation for similar positions ("competitive range" is described in more detail above and below).

Performance-Based Short-Term Incentive Compensation

As noted above, effective January 1, 2014, we introduced an annual performance-based short-term incentive compensation program for officers that aligns long-term goals with payouts dependent upon achievement of certain performance objectives over a one-year performance period.

For 2014, the performance criteria for the annual short-term incentive awards were tied to the same performance metrics used for the long-term performance-based RSUs that were eligible to be earned for 2014 performance, which metrics are listed in the table below that follows under "Performance and Time-Based Equity Compensation." The same metrics were utilized for two reasons. First, the Committee believes aligning incentives between short-term and long-term incentive compensation discourages short-term risk taking at the expense of the long-term health of the Group's regulated utilities, customers, and operations. Second, the metrics previously underwent regulatory review in the last general rate case, and compensation payable based upon these metrics is currently included in customer rates through a rate recovery mechanism. For 2014, the Committee granted the opportunity for executives (other than our President & CEO) to receive short-term performance incentive awards of up to 5% of base salary. The annual short-term incentive award opportunity will increase to up to 10% of

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 29

base salary in 2015 and up to 15% of base salary in 2016. For our President & CEO, the Committee granted the opportunity to receive a short-term performance based incentive award of up to 25% of base salary in 2014, which will increase to up to 50% of base salary in 2015, and up to 75% of base salary in 2016. The Committee decided to implement the annual short-term incentive program in this manner since the Group has never before paid annual short-term incentive compensation awards to executives or other employees. As short-term incentive compensation increases, the Committee intends to slow the growth of base salaries and allocate more to variable incentives that better align with the interest of stockholders, customers, and employees.

Achievement of the performance criteria for the annual short-term incentive awards is reviewed and certified by the Committee in the February meeting following the performance period and paid shortly thereafter, subject to the executive's continued employment through the end of the applicable performance period and only to the extent the performance criteria are met over that period. See below for additional information regarding the performance goals and resulting payouts under the annual short-term incentive program for 2014.

Performance and Time-Based Equity Compensation

The purpose of the Group's long-term equity incentive compensation is to better align executive compensation with the interests of both stockholders and customers, to create incentives for executive recruiting and retention, to encourage long-term performance by the Group's executives, and to promote stock ownership. Risk is taken into account in determining the aggregate amount of incentive compensation and performance criteria, including assessment of risk management and risk mitigation.

As with target total short-term performance based compensation, the Committee reviewed the competitive range of long-term equity compensation and total direct compensation (long-term equity compensation plus base salary and annual short-term incentive compensation) for similar positions within the competitive market in making decisions regarding long-term equity compensation awards for 2014. However, the Committee also believes that, in the interest of fostering the Group's "One-Team" approach for the officer team, which strengthens and rewards teamwork and collaboration within the officer team, the annual equity incentive awards granted to each of the Group's executives (other than the President & CEO) should be based on the same objectives and methodology. The Committee recommended awarding the President & CEO a greater value of equity awards in 2014 than the other officers because of his substantially greater level of responsibility and ability to influence the Group's operational results. The President & CEO's grant value for 2014 was greater than his grant value for 2013 as a result of his promotion to CEO effective September 1, 2013, along with the Committee's review of the competitive data and its desire to bring long-term equity incentive compensation values within the competitive range of the proxy peer group.

Based on the methodology described above, for 2014, the Committee set the total value for the equity compensation awards at $500,000 for our President & CEO and at $120,000 for other executives, assuming a target level of performance. All equity awards for executives were granted 50% in the form of time-based RSAs vesting over three years and 50% in the form of performance-based RSUs with a three-year performance period.

The performance-based RSUs awarded to our President & CEO and other executives provide for a three-year performance period with vesting based solely upon the achievement of objective performance criteria. The shares will be awarded at the end of a three-year performance period, subject to the executive's continued employment through such date, only to the extent the performance criteria are met over that period. Each year following the performance period, the Committee establishes performance metrics with respect to each of the

30 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

performance criteria described below. As noted above, for 2014, the performance criteria for our annual short-term incentive program are the same metrics applicable to the performance-based RSUs for 2014.

The following section provides a more detailed look at each performance metric, along with the maximum, target, and threshold levels for each:

•
Water Quality:    This metric is based only upon performance of the Group's largest subsidiary, California Water Service Company (Cal Water). Cal Water is regulated by the U.S. Environmental Protection Agency (EPA) and the California Division of Drinking Water, which also enforces EPA drinking water standards.

  •
  A primary drinking water standard violation is related to public health, either acute or long-term.

  •
  A secondary drinking water standard violation is related to taste or aesthetics, such as excessive iron and manganese, and can generate customer complaints.

  •
  A procedural violation is a missed sample or other non-compliance item that is not a violation of a primary or secondary standard.

  Performance is evaluated based on number of procedural violations and violations of primary and secondary drinking water standards. Cal Water makes it a priority to meet all water quality standards, every day, in every service area. For this reason, the target performance level was set for no primary water standard violations, two or fewer secondary water standard violations, and no more than four procedural violations.

Performance Level*	Primary Water Standards Violations	Secondary Water Standards Violations	Procedural Violations	Goal Achieved

Maximum	0	0	0	200%
Target	0	2 or fewer	Up to 4	100%
Threshold	1 or fewer	4 or fewer	Up to 8	50%

*
An additional tier applies between the target and maximum level.
•
Customer Service:    A combination of nine CPUC standards and one internal company performance indicator which encompass key measurements for telephone responsiveness, service responsiveness, billing accuracy, and general levels of customer complaints comprises this metric. The nine CPUC customer service standards are found in the CPUC's General Order 103-A. This metric is evaluated each quarter for 10 measurements in 20 California service areas for a maximum annual metric measurement of 800.

Performance Level*	Criteria	Goal Achieved

Maximum	99% of maximum annual metric	200%
Target	95% of maximum annual metric	100%
Threshold	92% of maximum annual metric	25%

*
Multiple tiers apply between the threshold and target level and between the target and maximum level.
•
Utility Plant Investment:    The annual Board-approved capital expenditures budget is the target for this metric. Investment in utility plant, property, and equipment is a driver of stockholder return and a key component of providing reliable, high-quality water service to customers. This metric is updated each year to reflect the annual approved capital program and budget for the Group and its subsidiaries. For 2014, the annual
CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 31

    Board-approved capital expenditure budget and target performance level was set at $120 million.

Performance Level*	2014 (In Millions)	Goal Achieved

Maximum	$140	200%
Target	$120	100%
Threshold	$105	25%

*
Multiple tiers apply between the threshold and target level and between the target and maximum level.
•
Return on Equity (ROE):    The return on equity authorized by the CPUC is the target for this metric. Return on equity is defined using net income divided by average common stockholders' equity. This metric measures the effectiveness of the Group's financial management and regulatory strategy. It provides for a substantial increase in the award for performance above the authorized ROE (20% increase for a 5 basis points [bps] increase in ROE) and a more graduated downside measure (20% decrease in award for a 50 bps decrease in ROE) due to the regulatory mechanisms in place which limit the possibility of achieving high returns on equity. For 2014, the ROE authorized by the CPUC, and target performance level, was 9.43%.

Performance Level*	Each Annual Period	Goal Achieved

Maximum	9.71%	200%
Target	9.43%	100%
Threshold	7.43%	20%

*
Multiple tiers apply between the threshold and target level and between the target and maximum level.
•
SAFETY:    This metric is measured annually for Cal Water and is the sum of two broadly used indices of a company's workplace safety. Those indices are the federal Occupational Safety and Health Administration Reportable Incident Rate (ORIR) and lost productivity measured in employee days away, restricted, or transferred (DART). Cal Water's officer team has been focused on improving its management of the safety program and has set this metric to improve performance from the Company's 2012/2013 average rate. The two measures are aggregated, so performance at the 50% level for each metric would be the equivalent of a 100% performance on this metric as a whole.

Performance Level*	ORIR Measure Performance Target	Numeric Equivalent	Goal Achieved

Maximum	57% improvement over 2012/2013 average	4.0	100%
Target	20% improvement over 2012/2013 average	8.1	50%
Threshold	10% improvement over 2012/2013 average	9.1	25%

*
An additional tier applies between the target and maximum level.
32 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

Performance Level*	DART Measure Performance Target	Numeric Equivalent	Goal Achieved

Maximum	40% improvement over 2012/2013 average	2.4	100%
Target	20% improvement over 2012/2013 average	3.1	50%
Threshold	10% improvement over 2012/2013 average	3.5	25%

*
An additional tier applies between the target and maximum level.

Summary of Performance Goal Achievements for 2014

The following table sets forth the performance goals used for short-term and long-term compensation for 2014, along with the target for each goal, the weight of each component in the overall award, and the achievement of each goal as certified by the Committee for 2014, both in terms of actual achievement and percentage received based on such achievement:

Performance Goal*	Target for 100% Achievement	RSU/Cash Award Component Weighting	Achievement	2014 Goal Achieved		2014 Weighted Achieved Results

Water Quality	No primary violations, 2 or fewer secondary violations, and up to 4 procedural violations	20%	No primary or secondary violations. Two procedural violations.	150%		30%
Customer Service	Meet 760-767 out of 800 quarterly metrics for CPUC standards and internal targets	20%	786 quarterly metrics met	125%		25%
Utility Plant Investment	$120 million in company-funded capital expenditures	20%	$131 million in company-funded capital expenditures	150%		30%
Return on Equity	9.43%	20%	9.33%	200%	*	40%
Safety	4.0 ORIR and 2.4 DART	20%	7.0 ORIR and 3.7 DART	75%		15%

Total 2014 RSU achievement						140%
Total 2014 short-term incentive award achievement = 100% (award cannot exceed 100%)

*
The Group achieved a return on average common equity in 2014 of 9.33% below target. However, the Committee noted that common equity in part supports construction work in progress (CWIP), which is subject to interest during construction (IDC) in lieu of a return on equity in most regulatory jurisdictions. Excluding the equity-funded CWIP, the Group earned 10.58% on average common equity. Without one-time tax items, the Group would have earned 9.84% on average common equity net of CWIP. In light of these circumstances, the Committee approved payment/vesting at 200% for this metric.
CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 33

The table below summarizes the total performance-based incentive compensation paid or earned by our President & CEO, CFO, and the three most highly compensated executive officers of the Group for the fiscal year ended December 31, 2014.

Name	2014 Performance Stock Earned ($)(1)	2014 Short-Term Incentive Award ($)(2)

Martin A. Kropelnicki	$204,801	$175,000
Thomas F. Smegal	57,767	19,080
Francis S. Ferraro	57,767	21,166
Lynne P. McGhee	57,767	12,150
Paul G. Townsley	57,767	16,250

(1)
The shares for the 2013 performance stock will be granted following the end of the three-year performance period, which is comprised of the years 2013, 2014, and 2015. The shares for the 2014 performance stock will be granted following the end of the three-year performance period, which is comprised of the years 2014, 2015, and 2016.

(2)
The short-term incentive compensation is paid out annually following certification of the prior year's results by the Committee.

2015 Compensation

  Incentive Awards for 2015

In November of 2014, the Committee, after reviewing competitive data for each executive, approved the total value of the equity compensation awards, in the form of RSAs & RSUs, and short-term incentive awards to be granted to our President & CEO and other executives for 2015. The equity award values (assuming a target level of performance) were $550,000 (President & CEO) and $120,000 (other executives), vesting over three years respectively, with 50% subject to the achievement of performance metrics and 50% subject to time-based vesting and continued employment. For executives (other than our President & CEO), the Committee granted short-term incentive awards of up to 10% of base salary in 2015. These targets will increase to 15% of base salary in 2016. The Committee granted our President & CEO short-term incentive awards of up to 50% of base salary in 2015, which will increase up to 75% of base salary in 2016. As short-term incentive compensation increases, the Committee intends to slow the growth of base salaries to better align with the total direct compensation of our proxy peer group.

On March 3, 2015, our President & CEO received a grant of 22,418 shares. Each of the vice presidents received a grant of 4,892 shares and all other officers received 2,936 shares. All grants were in the form of 50% RSAs and 50% RSUs subject to performance-based vesting.

34 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

The following charts illustrate variable incentive pay as a percentage of compensation:

Chief Executive Officer 2015 Pay Mix	Other NEOs 2015 Pay Mix

Basic and Supplemental Pension Plan Benefits

In addition to the tax-qualified defined benefit plan that covers all permanent employees, the Group provides supplemental retirement benefits to officers under the SERP. The SERP plan is designed primarily to compensate for limitations imposed by the Internal Revenue Code (Code) on allocations and benefits that may be paid to executives under the Group's tax-qualified plan. Because the Code restricts benefits under the tax-qualified plan, executives otherwise would not be eligible to receive the retirement benefits that are proportional to the benefits received by our employees that generally are based on compensation. The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. The SERP is an unfunded, unsecured obligation of the Group and is designed to assist in attracting and retaining key executives while providing a competitive, total compensation program. Currently, both the qualified pension and SERP expenses are fully recoverable in customer rates, including changes in SERP valuation due to market interest rate changes and mortality table changes.

Deferred Compensation Plan

The Group maintains a deferred compensation plan for its directors, officers, and qualified managers. The plan is intended to promote retention by providing eligible employees, including the officers, with a long-term savings opportunity on an income tax-deferred basis. This plan is voluntary and funded by the individuals who elect to participate in the program. There are no company-matching contributions.

401(k) Plan

All employees satisfying the eligibility requirements are entitled to participate in our 401(k) plan and receive matching contributions from the Group. Pursuant to the plan, all employees, including officers, are entitled to contribute up to the statutory limit set by the Internal Revenue Service (IRS) and the Group matches 75% for each dollar contributed up to eight percent, for a maximum company-matching contribution of six percent of employee's base salary.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 35

Limited Perquisites

As part of the Group's automobile policy, the Group's officers have the use of a company-owned automobile, including the provision of excess liability insurance. The Committee believes that the provision of a company-owned automobile allows the officers to work more efficiently because many of the geographic areas served by the Group are most effectively reached by automobile as opposed to other forms of transportation, such as air travel. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations and paid for by the executive. Other than this automobile benefit, the Committee's general philosophy is not to provide perquisites and other personal benefits of substantial value to the officers.

Severance Arrangements

None of the officers is a party to an individual employment agreement with the Group that provides for severance benefits. In addition, we do not provide officers with single-triggered change in control benefits.

Consistent with the Group's compensation philosophy, the Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the Group's stockholders. To this end, the Group provides change in control severance benefits to officers under the Group's Executive Severance Plan to reduce any reluctance of the officers to pursue or support potential change in control transactions that would be beneficial to stockholders. The Group adopted the plan in 1998, and its purpose is to promote the continued employment and dedication of executives without distraction in the face of a potential change in control transaction. The Executive Severance Plan provides severance pay equal to three times base salary to each of the officers if their employment is terminated without good cause or they resign for good reason during the two-year period following a change in control. Each executive officer will also be eligible to receive a gross-up payment if the executive is required to pay an excise tax under Section 4999 of the Internal Revenue Code. This provision for a tax gross-up has been a part of the executive Severance Plan since its inception in 1998 and has not been modified since then.

In the event of a termination not in connection with a change in control, each executive officer is covered by the Group's general severance policy stating that each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay after completing two years of service or two weeks' pay after completing five or more years of service, provided in each case that at least two weeks' notice is given. Under the Group's policies, all officers are entitled to a pay-out of six weeks of vacation time upon termination of employment.

Determining Executive Compensation

Each year the Committee reviews, assesses, and recommends to the Board all compensation for executives after determining that the compensation for these individuals is competitive relative to companies of comparable size, complexity, location and business nature (see below for additional discussion of this comparison). In addition, the Committee approves the retention, fees, and termination of any compensation consultant or compensation consulting firm used to assist in the evaluation of executive compensation. With respect to 2014 compensation decisions, the Committee retained the services of an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), for investigation into and advice on compensation for executives. The Committee believes that having an independent evaluation of compensation is a valuable tool for the Committee, the Group, and stockholders. Meridian is

36 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

not engaged to perform any additional work for the Group. The Committee retained Meridian for several purposes, including:

•
Constructing and reviewing compensation comparisons from readily available published survey and public filings data; and

•
Performing a competitive assessment of the Group's compensation programs, practices, and levels for its directors, executives, and other officers.

The Committee made a number of compensation recommendations, including those pertaining to the executives that were based on the competitive assessments provided by and through consultation with Meridian. The Committee's recommendations were made, however, entirely by the Committee, in its sole discretion.

Total compensation level for executives is based on one or more of the following factors:

•
The individual's duties and responsibilities within the Group;

•
The individual's experience and expertise;

•
The compensation levels for the individual's peers within the Group;

•
Compensation levels for similar positions based on a review of published compensation surveys; and

•
The levels of compensation necessary to recruit, retain, and motivate executives.

In order to determine competitive compensation practices for 2014, the Committee relied, in part, on published survey compensation data as well as proxy data for individual companies. The individual companies are referred to in this proxy statement as the "Peer Group." The Peer Group includes companies that are generally gas, water, or multi-utility-based organizations with one-half to two times the annual revenue size of the Company. For 2014, the Committee made changes to the peer group. Southwest Gas Corporation and Star Gas Partners no longer fit the size, performance, and/or operational criteria and were removed from the Peer Group. In order to maintain a robust peer group, the Committee added Portland General Electric, PMN Resources, Allete, Inc., and El Paso Electric, which were identified as peers based on their annual revenue and utility operations.

On November 20, 2013, the Committee approved the following companies for inclusion in the Peer Group for 2014 for determining competitive compensation levels:

Allete, Inc.	Northwest Natural Gas Co.
American States Water Co.	Northwestern Corp.
Aqua America, Inc.	PMN Resources
Black Hills Corp.	Portland General Electric
CH Energy Group, Inc.	SJW Corp.
Chesapeake Utilities Corp.	South Jersey Industries, Inc.
El Paso Electric

Meridian utilized the data from these sources (competitive data) to compile the competitive pay information comparing each executive's compensation to market levels for his/her officer position.

After consideration of the competitive data, the Committee makes decisions regarding each individual executive's target total compensation opportunities based on the Group and individual performance and the need to attract, motivate, and retain an experienced and effective management team. The Committee examined the relationship of each executive's base salary, long-term equity incentives, and total compensation (base salary plus long-term

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 37

equity incentives since annual short-term incentive bonuses were not introduced until 2014, after this analysis had been completed for 2014 compensation levels) to the competitive data from several perspectives by reviewing the following:

•
The competitive data without any adjustments;

•
Annual incentive or bonus valued at 50% of median of the market competitive data;

•
The lower range of 20% below the median of the market competitive data;

•
Target total direct compensation reduced by 20% from the median of the market competitive data; and

•
Actual short-term incentive compensation reduced by 20% from the median of the market competitive data.

In making compensation recommendations for the 2014 fiscal year for the executives, the Committee's general objective was to set total compensation within a "competitive range" for each executive's position based on the competitive data. The Committee considers the "competitive range" to mean that compensation levels are within plus or minus 20% of the median compensation levels as determined by reference to the competitive data. Actual compensation decisions for the executive officers were, however, influenced by a variety of additional factors, including considerations of each individual's experience, expertise, performance and leadership, the Group's performance, and internal equity among the executive officers. With respect to 2015 compensation planning, the Committee retained the services of Veritas Executive Compensation Consultants as the independent compensation consultant.

Other Compensation Policies

Stock Ownership Requirements

The Board adopted requirements for our officers and members of our Board to own shares of our stock to further align their interests with those of our stockholders. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers. Each non-employee director and officer must directly own Group stock having a market or intrinsic value (i.e., paper gain for vested, unexercised stock options); whichever is higher, equal to:

•
For our CEO, five times annual base salary;

•
For vice presidents, one and one-half times annual base salary;

•
For all other officers, one time annual base salary; and

•
For non-employee directors, five times annual cash retainer.

Individuals subject to these requirements are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later. For officers, the Committee will review compliance with these requirements on an annual basis. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on an annual basis.

Anti-hedging and No Pledging Policy

In 2012, the Board adopted an insider trading policy that prohibits our directors and officers from participating in put or call options transactions, hedging and pledging transactions, or other inherently speculative transactions with respect to Group stock. We adopted this policy as

38 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

a matter of good corporate governance, and because by prohibiting such transactions for executives, the compensatory value of equity awards on both the upside and the downside remains strong.

Executive Compensation Recovery ("Clawback") Policy

In 2012, the Board also adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the company's financial statements. The policy allows the Group to clawback incentive-based compensation from executive officers who were actually involved in the fraud or misconduct that triggered the accounting restatement to the extent that the compensation was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based compensation paid after implementation of the policy, and it covers the three-year period preceding the date on which the company is required to prepare the accounting restatement.

Tax and Section 162(m) Implications

When designing compensation policies and setting compensation levels, the Group considers the potential tax treatment of the compensation, but the primary factor influencing program design is the support of business objectives. The Committee has reviewed the Group's compensation structure in light of Section 162(m) of the Code (Section 162(m)), which limits the amount of compensation that the Group may deduct for federal income tax purposes in any given year to $1,000,000 for our CEO and each of our next four highest compensated executives. There are certain exceptions to this limit, one of which is for "performance-based compensation," as defined under Section 162(m). RSAs granted by the Group do not qualify as "performance-based compensation," and thus count against the $1,000,000 deductibility limit. In 2014, no executive officer's compensation exceeded the limitation set by Section 162(m). All compensation paid to the executives in 2014 was intended to be tax-deductible.

In designing our executive compensation decisions for 2015, we carefully consider the effect of Section 162(m) together with our factors relevant to our business needs. As we implement the performance-based awards into our compensation program, we will generally intend our performance-based awards to be eligible to qualify as tax-deductible to the Group, but we have the flexibility to pay the non-deductible compensation when necessary to achieve our executive compensation objectives.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 39

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our President & CEO, CFO, and the three most highly compensated executive officers of the Group for the fiscal years ended December 31, 2014, 2013, and 2012.

(a)	(b)	(c)	(e)		(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Martin A. Kropelnicki	2014	$698,388	$404,179	$175,000	$1,507,183	$27,907	$2,812,657
President & CEO	2013	601,305	241,291		93,831	31,956	968,383
	2012	501,377	87,113		585,694	29,863	1,204,047

Thomas F. Smegal III	2014	381,035	103,167	19,080	1,104,718	24,623	1,632,623
Vice President,	2013	359,591	82,508		—	24,993	467,092
Chief Financial	2012	307,160	87,113		557,134	28,440	979,846
Officer and Treasurer

Francis S. Ferraro	2014	422,936	103,167	21,166	622,465	30,504	1,200,238
Vice President,	2013	408,826	82,508		—	34,966	526,300
Corporate	2012	400,907	87,113		208,803	34,022	730,845
Development

Lynne P. McGhee	2014	252,791	103,167	12,150	664,899	31,410	1,064,417
Vice President,
General Counsel

Paul G. Townsley	2014	324,596	103,167	16,250	320,906	20,494	785,413
Vice President,
Regulatory
Matters and
Corporate Relations

(1)
The executive officers were not entitled to receive payments which would be characterized as "bonus" or "non-equity incentive plan compensation" payments for the fiscal years ended December 31, 2013 and 2012.

(2)
Amounts reflect the full grant date fair value of RSAs and RSUs granted in the years shown, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718, disregarding estimates for forfeitures. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the SEC on February 26, 2015. The amounts reported are as follows: Mr. Kropelnicki, RSAs of $257,892 and RSUs granted in 2014 and 2013 of $85,964 and $60,323 with a maximum value of $171,928 and $120,646; Mr. Smegal, RSAs of $61,906 and RSUs granted in 2014 and 2013 of $20,635 and $20,627 with a maximum value of $41,270 and $41,254; Mr. Ferraro, RSAs of $61,906 and RSUs granted in 2014 and 2013 of $20,635 and $20,627 with a maximum value of $41,270 and $41,254; Ms. McGhee, RSAs of $61,906 and RSUs granted in 2014 and 2013 of $20,635 and $20,627 with a maximum value of $41,270 and $41,254; and Mr. Townsley, RSAs of $61,906 and RSUs granted in 2014 and 2013 of $20,635 and $20,627 with a maximum value of $41,270 and $41,254.

(3)
Amounts in this column reflect the amount paid to each executive officer pursuant to the performance-based short-term incentive compensation program. For further information, see the "Performance-Based Short-term Incentive Compensation" section of this Proxy Statement.

(4)
Amounts in this column are actuarial increases or decreases in the present value of the accrued pension liability and are included in customer rates through a rate recovery mechanism. Fluctuation in the present value of the accrued pension benefit occur year-to-year due to a number of valuation
40 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

  assumptions including changes in the discount rate, changes in mortality rates, changes in compensation, years of service, and vesting. For 2014, the mortality assumption was updated to the RP-2014 Mortality Table, as prescribed by the Society of Actuaries in October 2014, and replaced the RP-2000 Healthy Mortality Table consistent with Section 430 of the Internal Revenue Code. The interest rate and mortality rate assumptions are consistent with those used in the Group's financial statements and include amounts which the executive officers may not be entitled to receive due to vesting requirements consistent with the plans. For further information, see the "Basic and Supplemental Pension Plan Benefits" section of this Proxy Statement. Earnings on the nonqualified deferred compensation plan are noted on the Nonqualified Deferred Compensation table for those officers participating in the plan. Earnings have been excluded from this table since earnings were not at above market or at preferential rates.

(5)
All other compensation is comprised of 401(k) matching contributions made by the Group on behalf of the executive officer, the personal use of company-provided vehicles and insurance, and any miscellaneous reimbursed expenses that may be taxable. The value attributable to personal use of company-provided cars is included as compensation on the W-2 of each executive officer who receives such benefits. Each such officer is responsible for paying income tax on such amount.

Grants of Plan-Based Awards For Fiscal Year Ended 2014

The table below sets forth certain information with respect to awards granted during the fiscal year ended December 31, 2014, to each of our executive officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)
									Grant Date Fair Value of Stock and Options Awards ($) (l)
		Estimated Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Martin A. Kropelnicki(3)	3/4/2014	$0	$175,000	$175,000	0	10,923	21,846	10,923	$515,784
Thomas F. Smegal III(3)	3/4/2014	0	19,080	19,080	0	2,622	5,244	2,622	123,811
Francis S. Ferraro(3)	3/4/2014	0	21,166	21,166	0	2,622	5,244	2,622	123,811
Lynne P. McGhee(3)	3/4/2014	0	12,150	12,150	0	2,622	5,244	2,622	123,811
Paul G. Townsley(3)	3/4/2014	0	16,250	16,250	0	2,622	5,244	2,622	123,811

(1)
The threshold, target, and maximum values reported are for the performance-based short-term incentive compensation program.

(2)
The threshold, target, and maximum units reported are for the full RSU award.

(3)
The RSAs granted to the executive officers on March 4, 2014, pursuant to the Incentive Plan vest over three years, with one-third of the RSAs vesting on the first anniversary of the grant date and the remaining RSAs vesting in equal monthly installments thereafter. The RSUs reported reflect the grant date fair value of the 2014 portion of the award as performance goals are set for each year of the performance period.
CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 41

Outstanding Equity Awards at Fiscal 2014 Year-End

	Option Awards				Stock Awards			Equity Incentive Plan Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Martin A. Kropelnicki	5,000	—	$21.26	5/1/2016	—		—	—		—
	4,000	—	19.06	3/6/2017	—		—	—		—
	7,500	—	18.80	3/4/2018	—		—	—		—
	11,000	—	19.19	3/3/2019	—		—	—		—
	—	—	—	—	280	(2)	6,891	—		—
	—	—	—	—	1,515	(3)	37,284	—		—
	—	—	—	—	3,231	(4)	79,515	7,753	(4)	190,801
	—	—	—	—	451	(5)	11,099	1,081	(5)	26,603
	—	—	—	—	10,923	(6)	268,815	10,923	(6)	268,815

Thomas F. Smegal III	7,500	—	18.80	3/4/2018	—		—	—		—
	11,000	—	19.19	3/3/2019	—		—	—		—
	—	—	—	—	280	(2)	6,891	—		—
	—	—	—	—	1,515	(3)	37,284	—		—
	—	—	—	—	1,251	(4)	30,787	3,001	(4)	73,855
	—	—	—	—	2,622	(6)	64,527	2,622	(6)	64,527

Francis S. Ferraro	5,000	—	19.26	1/4/2016	—		—	—		—
	4,000	—	19.06	3/6/2017	—		—	—		—
	7,500	—	18.80	3/4/2018	—		—	—		—
	11,000	—	19.19	3/3/2019	—		—	—		—
	—	—	—	—	280	(2)	6,891	—		—
	—	—	—	—	1,515	(3)	37,284	—		—
	—	—	—	—	1,251	(4)	30,787	3,001	(4)	73,855
	—	—	—	—	2,622	(6)	64,527	2,622	(6)	64,527

Lynne P. McGhee	—	—	—	—	280	(2)	6,891	—		—
	—	—	—	—	1,515	(3)	37,284	—		—
	—	—	—	—	1,251	(4)	30,787	3,001	(4)	73,855
	—	—	—	—	2,622	(6)	64,527	2,622	(6)	64,527

Paul G. Townsley	—	—	—	—	1,251	(4)	30,787	3,001	(4)	73,855
	—	—	—	—	2,622	(6)	64,527	2,622	(6)	64,527

(1)
The market value of the stock awards represents the product of the closing price for the Group's common stock on the New York Stock Exchange as of December 31, 2014, which was $24.61, and the number of shares underlying each such award.

(2)
Awards were granted on March 1, 2011, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(3)
Awards were granted on March 6, 2012, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(4)
Awards were granted on March 5, 2013, with 33.3% vesting on the first anniversary of the grant date and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2013, 2014, and 2015 and vest on March 5, 2016.

(5)
Award were granted on September 4, 2013, with 33.3% vesting on March 5, 2014 and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2013, 2014, and 2015 and vest on March 5, 2016.

(6)
Awards were granted on March 4, 2014, with 33.3% vesting on the first anniversary of the grant date and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2014, 2015, and 2016 and vest on March 4, 2017.
42 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

Option Exercises and Stock Vested

For Fiscal Year Ended 2014

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Martin A. Kropelnicki	—	—	7,737	$181,135
Thomas F. Smegal III	—	—	4,335	101,476
Francis S. Ferraro	—	—	4,335	101,476
Lynne P. McGhee	—	—	4,335	101,476
Paul G. Townsley	—	—	1,750	40,977

Pension Benefits

For Fiscal Year Ended 2014

The table below shows the present value of accumulated benefits payable to each of the executives, including the number of years of service credited to each executive officer under the California Water Service Pension Plan and the Supplemental Executive Retirement Plan, each of which is described elsewhere in this Proxy Statement.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2) (d)

Martin A. Kropelnicki	California Water Service Pension Plan	8.80	$571,833
President & CEO	Supplemental Executive Retirement Plan	8.80	2,853,044
Thomas F. Smegal III	California Water Service Pension Plan	17.67	913,939
Vice President, Chief Financial Officer and Treasurer	Supplemental Executive Retirement Plan	15.00	2,308,793
Francis S. Ferraro	California Water Service Pension Plan	25.42	1,685,968
Vice President, Corporate Development	Supplemental Executive Retirement Plan	15.00	3,170,497
Lynne P. McGhee	California Water Service Pension Plan	11.56	674,406
Vice President, General Counsel	Supplemental Executive Retirement Plan	11.56	1,172,403
Paul G. Townsley	California Water Service Pension Plan	1.83	172,448
Vice President, Regulatory Matters and Corporate Relations	Supplemental Executive Retirement Plan	1.83	320,532

(1)
Assumptions used in the calculation of the present value are included in footnote 11 of Group's annual report on Form 10-K filed with the SEC on February 26, 2015.

(2)
Includes amounts the named executive officer may not currently be entitled to receive because such amounts are not vested.

The benefits under the SERP are obtained by applying the benefit provisions of the California Water Service Pension Plan (Pension Plan), a tax-qualified plan, to all compensation included under the Pension Plan, without regard to these limits, reduced by benefits actually accrued

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 43

under the Pension Plan. Under the SERP, all eligible officers are fully vested after 15 years of service and at age 60. SERP participants are eligible for early retirement starting at age 55 and would receive a reduced benefit ranging from 74% to 95% of their monthly SERP benefit upon early retirement between the ages of 55 and 60. Under the Pension Plan, all eligible employees, including officers, are fully vested after 35 years of service. The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. None of the executives received any payments under the Pension Plan or SERP during 2014.

The combined maximum benefit payout under the SERP and Pension Plan achievable by an officer is 60% of the average, eligible compensation (box 1 of the Form W-2 Wage and Tax Statement) paid over the previous 36 months prior to retirement.

Nonqualified Deferred Compensation

For Fiscal Year Ended 2014

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FY ($)(2) (f)

Martin A. Kropelnicki	$56,000	$13,745	$—	$201,988
Thomas F. Smegal III	—	—	—	—
Francis S. Ferraro	—	170,825	—	1,803,321
Lynne P. McGhee	—	1,373	—	17,892
Paul G. Townsley	40,152	1,139	—	41,291

(1)
All of the amounts reported under "Executive Contributions in Last FY" are included in the Summary Compensation Table for 2014. None of the amounts reported under "Aggregate Earnings in Last FY" are included in the Summary Compensation Table for 2014.

(2)
The amounts reported under "Aggregate Balance at Last FY" that are included in the Summary Compensation Table in years prior to 2014 are as follows: Mr. Kropelnicki, $65,400; Mr. Ferraro, $702,000.

The Deferred Compensation Plan provides specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development, and future business success of the Group. The Deferred Compensation Plan permits the Group's executives and eligible managers to defer up to 50% of their base salary. The Group does not make any contributions to the Deferred Compensation Plan. The Deferred Compensation Plan's investment options are similar, but not identical, to the Group's tax-qualified 401(k) plan and are funded by a Rabbi trust created for the funding of such benefits. Benefits under the Deferred Compensation Plan are payable by the Group upon separation from service with the Group either in lump sum at separation, in monthly installments over five years following separation, or in lump sum or installments commencing five years following separation.

Potential Payments Upon Termination or Change in Control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment, or a change in control and termination of employment, had occurred on December 31, 2014, given the executive's compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the executives would also be entitled to the benefits as described in the table of Pension Benefits for Fiscal Year 2014 and

44 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

the amount shown in the column labeled "Aggregate Balance at Last FY" of the table of Nonqualified Deferred Compensation for Fiscal Year 2014 above.

On December 16, 1998, the Group adopted the Executive Severance Plan. The Executive Severance Plan provides that if within 24 months following a change in control of the Group, the officer's employment is terminated by the Group for any reason other than good cause or by the officer for good reason, the Group will make a cash payment to the officer in an amount equal to three times such officer's base salary on the date of the change in control or on the date that the officer's employment terminates, whichever is greater. The payments would be paid in three equal annual installments commencing on the first of the month following the month in which the officer's employment terminated and payable thereafter on the anniversary of the initial payment date. Each officer will also receive a gross-up payment if the officer is required to pay an excise tax under section 4999 of the Internal Revenue Code.

Each officer's entitlement to the severance payment is conditioned upon execution of a release agreement. Additionally, the officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.

For purposes of the Executive Severance Plan, the term "change in control" means the occurrence of (i) any merger or consolidation of the Group in which the Group is not the surviving organization, a majority of the capital stock of which is not owned by the stockholders of the Group immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Group; (iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Group wherein thirty percent (30%) or more of the outstanding shares of the Group are transferred to any person; (iv) the acquisition by or transfer to a person (including all affiliates or associates of such person) of beneficial ownership of capital stock of the Group if after such acquisition or transfer such person (and their affiliates or associates) is entitled to exercise thirty percent (30%) or more of the outstanding voting power of all capital stock of the Group entitled to vote in elections of directors; or (v) the election to the Board of Directors of the Group of candidates who were not recommended for election by the Board of Directors of the Group in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

For purposes of the Executive Severance Plan, "good cause" will be deemed to exist if (i) the applicable officer engages in acts or omissions that result in substantial harm to the business or property of the Group and that constitute dishonesty, intentional breach of fiduciary obligation, or intentional wrongdoing; or (ii) the applicable officer is convicted of a criminal violation involving fraud or dishonesty.

For purposes of the Executive Severance Plan, "good reason" will be deemed to exist if, without the applicable officer's consent, (i) there is a significant change in the nature or the scope of the applicable officer's authority or in his or her overall working environment; (ii) the applicable officer is assigned duties materially inconsistent with his or her present duties, responsibilities and status; (iii) there is a reduction in the applicable officer's rate of base salary or bonus; or (iv) the Group changes by 100 miles or more the principal location in which the applicable officer is required to perform services. Had a change in control occurred during fiscal 2014 and had their employment been terminated on December 31, 2014, either without good cause or by the executive for good reason, the executives would have been eligible to receive the payments set forth below.

In addition to the Executive Severance Plan, each officer is covered by the Group's general severance policy. Under the severance policy, each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 45

after completing two years of service or two weeks' pay after completing five or more years of service, provided at least two weeks' notice is given. In addition, all officers are entitled to a payout of six weeks of vacation time upon any termination of employment, to be paid in a lump sum at termination. In the absence of a change in control, had their employment been terminated on December 31, 2014, without cause, the executives would have been eligible to receive the payments set forth below.

Potential Payments upon Termination or Change in Control

Name	Change in Control and Termination of Employment Severance Amount ($)	Termination of Employment without a Change in Control Severance Amount ($)

Martin A. Kropelnicki	$2,411,992	$107,692
Thomas F. Smegal III	1,309,895	58,708
Francis S. Ferraro	1,443,546	65,125
Lynne P. McGhee	829,360	37,385
Paul G. Townsley	1,107,500	50,000

Please refer to the table of Outstanding Equity Awards at Fiscal Year-Ended 2014 above for more information regarding these awards.

Director Compensation

For Fiscal Year Ended 2014

The Group's non-employee directors receive retainers comprised of both a cash award and an equity award along with meeting fees for their service. The Nominating/Corporate Governance Committee is responsible for non-employee director compensation and makes recommendations to the Board. For 2014, the Nominating/Corporate Governance retained the services of Meridian for determining non-employee director compensation.

In 2014, non-employee directors received $45,000 and grants of restricted stock valued at $55,000 as the Board retainer. The restricted stock grants were made on March 4, 2014 and were fully vested on the first anniversary of the grant date.

The lead director received an additional $15,000 retainer. The Audit Committee chair received an additional $12,000 retainer, and the Finance and Risk Management Committee chair received an additional $5,000 retainer. The chairs of the Nominating/Corporate Governance Committee and Organization and Compensation Committee received an additional $5,000 retainer, respectively. In addition, each Board member received $2,300 for each Board meeting attended. Further, committee members received $1,800 for each committee meeting attended, and each committee chair received $3,600 for each committee meeting chaired.

The non-executive chairman received a Chairman retainer of $30,000 in addition to the same Board retainer and equity grant of restricted stock, equal to that of the other non-employee directors. Mr. Nelson also received a special chair retainer of $50,000 for his continued services in connection with the new CEO transition. Mr. Nelson, who retired as CEO effective September 1, 2013, remains as a non-executive chairman and as a member of the Board. Mr. Nelson received $4,600 for each Board meeting attended and $1,800 for each committee meeting attended.

46 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

In September of 2014, after performing its annual compensation review, the Nominating/Corporate Governance Committee approved increases to the foregoing amounts, effective January 1, 2015, as follows: non-employee directors will receive a $47,000 annual Board retainer. The Finance and Risk Management Committee chair retainer will remain unchanged at $5,000, the Organization and Compensation Committee chair will receive a $10,000 retainer, and the Nominating/Corporate Governance Committee chair will receive a $7,500 retainer. The Audit Committee chair's retainer will remain at $12,000. The value of the annual restricted stock award to the non-employee directors will be $60,000. In addition, Board and committee meeting fees for the chairman and other non-employee directors will remain unchanged for 2015. The chairman will receive a Board retainer of $47,000 and a chairman retainer of $40,000 for 2015. The lead director will receive a $15,000 retainer due to continued increased responsibilities, including stockholder engagement. The Board of Directors requires non-employee directors to maintain a certain amount of stock ownership consistent with our stock ownership requirements. Pursuant to the Group's Corporate Governance Guidelines, available on the Group's website at http://www.calwatergroup.com, beneficial ownership of an aggregate amount of shares having a value of five times the amount of the annual director retainer is required. Non-employee directors are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on an annual basis.

Directors may elect to defer cash compensation payable to them under the Group's deferred compensation plan in the same manner as applicable to the Group's officers as described above. In addition, the Group maintains a Director Retirement Plan for the benefit of its non-employee directors. In December 2005, this plan was closed to new participants; however, each of the non-employee directors listed in the table below (except for Ms. Bayer, Mr. Guiles, Mr. Snow and Dr. Krummel) were, at that time, participants in the plan and thus continues to accrue benefits thereunder. Under the Director Retirement Plan, a director who participates in the plan and retires after serving on the Board for a total of five or more years will receive a retirement benefit equivalent to $22,000 per year. This benefit will be paid for the number of years the director served on the Board, up to 10 years. Except for former directors Douglas M. Brown and Robert W. Foy, no amounts were paid to directors under this program in 2014.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 47

Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2)(3) (c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4) (f)	Total ($) (h)

Peter C. Nelson(1)	$196,200	$56,758	$—	$252,958
Chairman
Richard P. Magnuson	111,400	56,758	18,914	187,072
Lead Director
Terry P. Bayer	61,300	47,291	—	108,591
Edwin A. Guiles	94,100	56,758	—	150,858
Bonnie G. Hill	83,300	56,758	14,137	154,195
Thomas M. Krummel, M.D.	87,800	56,758	—	144,558
Linda R. Meier	89,600	56,758	13,424	159,782
Lester A. Snow	80,600	56,758	—	137,358
George A. Vera	107,000	56,758	20,972	184,730

(1)
Mr. Nelson's retainer consists of $30,000 for his role as Chairman of the Board and $50,000 as a retainer for his assistance with the transition of the new CEO.

(2)
Amounts reflect the full grant date fair value of each restricted stock award granted in 2014 to the non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimates for forfeitures. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2015.

(3)
At the end of 2014, the aggregate number of RSAs held by each current non-employee director was as follows: Mr. Peter C. Nelson, 62,260; Terry P. Bayer, 2,003; Mr. Edwin A. Guiles, 18,334; Ms. Bonnie G. Hill, 15,884; Dr. Thomas M. Krummel, 12,424; Mr. Richard P. Magnuson, 20,884; Ms. Linda R. Meier, 20,884; Lester A. Snow, 10,554; and Mr. George A. Vera, 20,884.

(4)
Amounts in this column represent the actuarial increase in the present value of the director benefits under the Group's Director Retirement Plan. In December 2005, this plan was closed to new participants; however, any director active in 2005 will continue to accrue benefits.
48 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee of the Group's Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Group's annual report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Organization and Compensation Committee:

    ORGANIZATION AND COMPENSATION COMMITTEE
            Thomas M. Krummel, M.D., Committee Chair
            Terry P. Bayer
            Edwin A. Guiles
            Bonnie G. Hill
            Linda R. Meier
            Lester A. Snow

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors were members of the Organization and Compensation Committee during the 2014 fiscal year: Thomas M. Krummel, M.D., Committee Chair, Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Linda R. Meier, and Lester A. Snow. No member of the Organization and Compensation Committee was an officer or employee of the Group or any of its subsidiaries during 2014, nor was any such member previously an officer of the Group or any of its subsidiaries. No member of the Organization and Compensation Committee had any material interest in a transaction of the Group or a business relationship with, or any indebtedness to the Group, in each case that would require disclosure under "Procedures for Approval of Related Persons Transactions" included elsewhere in this Proxy Statement.

None of the officers of the Group have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Organization and Compensation Committee of the Group.

PROCEDURES FOR APPROVAL OF RELATED PERSONS TRANSACTIONS

Transactions involving related-persons are reviewed on a case-by-case basis and approved as appropriate. The Board's Nominating/Corporate Governance Committee is responsible for review, approval, or ratification of "related-person transactions" involving the Group or its subsidiaries and related-persons. Under rules of the Securities and Exchange Commission, a related-person is a director, officer, nominee for director, or a greater than 5% stockholder of the Group since the beginning of the previous fiscal year. Potential related party transactions are brought to the attention of management and the Board in a number of ways. Each of our directors and officers is instructed and periodically reminded to inform the Corporate Secretary of any potential related-party transactions. In addition, each director and officer completes a questionnaire on an annual basis designed to elicit information about any potential related-party transactions.

Since the beginning of 2014, there were no related-party transactions under the relevant standards.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 49

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Group is asking stockholders to vote on an advisory resolution to approve the Group's executive compensation programs as reported in this Proxy Statement in accordance with Section 14(A) of the Securities Exchange Act of 1934. The Board has adopted a policy providing for an annual advisory vote to approve executive compensation. Stockholders previously indicated their preference that the advisory vote on named executive officer compensation occur once every year.

At last year's Annual Meeting, 95% of the votes cast were "for" the 2013 compensation of our named executive officers as compared with 93% for the 2012 compensation and 62% for the 2011 compensation. We believe that our executive compensation program is now strongly aligned with the long-term interests of our stockholders as well as customers. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board and the Organization and Compensation Committee considered the results of these "Say-on-Pay" votes and modified our executive compensation program for 2013 and continued to apply the same effective principles when making compensation decisions for 2014.

The Group's goal for its executive compensation programs is to attract, motivate, and retain talented executives who will provide leadership for the Group. The Group seeks to accomplish this goal in a way that rewards performance and is aligned with the long-term interests of customers and stockholders. The Group believes that its executive compensation programs achieve this goal.

The "Compensation Discussion and Analysis" section of this Proxy Statement describes the Group's executive compensation programs and the decisions made by the Organization and Compensation Committee for 2014 in more detail. Highlights of the programs include the following:

•
Performance-based Equity Compensation;

•
Short-term Performance-based Incentive Compensation;

•
No Employment Agreements;

•
No Single Trigger Change in Control Benefits;

•
No Tax Gross-Ups on Perquisites;

•
Limited Perquisites;

•
Director and Officer Stock Ownership Requirements;

•
Clawback Policy; and

•
Anti-hedging and Anti-pledging Policies.

For 2014, 50% of long-term equity awards granted to our executives are in the form of RSUs subject to performance-based vesting criteria and 50% are in the form of time-based RSAs. The performance-based RSUs provide for a three-year performance period and provide for vesting based solely upon the achievement of objective performance criteria. The performance criteria are tied to the following performance metrics: water quality, customer service, plant additions, return on assets, and safety (new for 2014).

Further, beginning in 2014, we have introduced annual performance-based short-term incentive compensation for officers as part of the Group's 2014 executive compensation program. The Committee believes that our executive compensation program will provide a good mix of

50 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

short-term and long-term compensation that supports the business strategies and creates long-term stockholder value.

The Group is asking stockholders to support the named executive officer compensation as described in this Proxy Statement. The Organization and Compensation Committee and the Board believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving the Group's goals and that the compensation of the Group's named executive officers reported in this Proxy Statement has supported and contributed to the Group's success. Accordingly, the Group asks stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders of California Water Service Group approve, on an advisory basis, the compensation paid to California Water Service Group's named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion."

This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is not binding upon the Group, the Organization and Compensation Committee, or the Board. However, the Board and the Organization and Compensation Committee, which is responsible for designing and administering the Group's executive compensation programs, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. After consideration of the vote of stockholders at the 2011 Annual Meeting of Stockholders and other factors, the Board decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the 2015 executive compensation will be held at the 2016 Annual Meeting.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 51

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Group's financial reporting process on behalf of the Board of Directors. The Audit Committee's purpose and responsibilities are set forth in the Audit Committee Charter. The current charter is available on the Group's website at http://www.calwatergroup.com. The Audit Committee consists of four members, each of whom meet the New York Stock Exchange standards for independence and the Sarbanes-Oxley Act independence standards for Audit Committee membership, and two of the Audit Committee's four members meet the requirements of an Audit Committee financial expert. During 2014, the Audit Committee met five times.

The Group's management has primary responsibility for preparing the Group's financial statements and the overall reporting process, including the Group's system of internal controls. Deloitte & Touche LLP, the Group's independent registered public accounting firm, audited the financial statements prepared by the Group and expressed their opinion that the financial statements fairly present the Group's financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. Deloitte & Touche LLP also determined that the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014.

In connection with the December 31, 2014 financial statements, the Audit Committee:

(1)
Reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;

(2)
Discussed with Deloitte & Touche LLP the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board;

(3)
Received from Deloitte & Touche LLP the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding the firm's communications with the Audit Committee concerning independence, and also discussed with Deloitte & Touche LLP the firm's independence, and considered whether the firm's provision of non-audit services and the fees and costs billed for those services are compatible with Deloitte & Touche LLP's independence; and

(4)
Met privately with Deloitte & Touche LLP and the Group's internal auditor, each of whom has unrestricted access to the Audit Committee, without management present, and discussed their evaluations of the Group's internal controls and overall quality of the Group's financial reporting and accounting principles used in preparation of financial statements. The Committee also met privately with the Group's President & CEO, the CFO and the Controller to discuss the same issues.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the Securities and Exchange Commission.

    AUDIT COMMITTEE
            George A. Vera, Committee Chair
            Edwin A. Guiles
            Richard P. Magnuson
            Linda R. Meier

52 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

RELATIONSHIP WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Group's independent registered public accounting firm. The Audit Committee evaluates the selection of the independent registered accounting firm each year. In addition, the Audit Committee considers the independence of the independent registered public accounting firm each year and periodically considers whether there should be a regular rotation of the independent registered public auditing firm. The Audit Committee also is involved in considering the selection of Deloitte & Touche LLP's lead engagement partner when rotation is required.

Deloitte & Touche LLP has served as the Group's independent auditor since fiscal 2008. After careful consideration of a number of factors, including the length of time the firm has served in this role, the firm's past performance, and an assessment of the firm's qualifications and resources, the Audit Committee has selected Deloitte & Touche LLP to serve as the Group's independent registered public accounting firm for the year ending December 31, 2015. The Committee's selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm is being submitted for ratification by vote of the stockholders at this Annual Meeting.

The following fees relate to services provided by Deloitte & Touche LLP, the Group's independent registered public accounting firm for fiscal years 2013 and 2014.

Category of Services	2013	2014

Audit Fees(1)	$1,405,189	$1,342,300
Audit-Related Fees(2)	0	525,000
Tax Fees	0	0
All Other Fees	0	0
Total	1,405,189	1,867,300

(1)
The audit services included audits of the Group's annual financial statements for the years ended December 31, 2013 and 2014, and quarterly reviews of the Group's interim financial statements. Included also are fees related to the audit of the effectiveness of internal control over financial reporting.

(2)
Services include assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Group's financial statements and are not reported under "Audit Fees."

Fees reported in the above table are those billed or expected to be billed for audit services related to that fiscal year and for other services rendered during that fiscal year.

The Audit Committee is responsible for overseeing audit fee negotiations associated with the retention of Deloitte & Touche LLP for the audit of the Group. Additionally, it is the policy of the Audit Committee, as set forth in its charter, to approve in advance all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as well as related fees. Under applicable law, the Audit Committee may delegate preapproval authority to one or more of its members, and any fees preapproved in this manner must be reported to the Audit Committee at its next scheduled meeting.

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 53

PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

After consideration, and as a matter of good corporate governance, the Board is requesting stockholder ratification of Deloitte & Touche LLP as the independent registered public accounting firm, to audit the Group's books, records, and accounts for the year ending December 31, 2015. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Group's independent registered public accounting firm is in the best interests of the Group and its investors. Following the recommendation of the Audit Committee, the Board recommends a vote FOR the adoption of this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if they desire to do so. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Vote Required

Ratification of the selection of the independent registered public accounting firm for 2015 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

54 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

OTHER MATTERS

Adjournment

Notice of adjournment need not be given if the date, time, and place thereof are announced at the Annual Meeting at which the adjournment is taken. However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting. At adjourned annual meetings, any business may be transacted that might have been transacted at the original Annual Meeting.

Cost of Proxy Solicitation

The Group will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the proxies, and any additional materials which may be furnished by the Board to stockholders. The solicitation of proxies will be made by the use of the U.S. Postal Service and also may be made by telephone, or personally, by directors, officers, and regular employees of the Group, who will receive no extra compensation for such services. Morrow & Company, LLC, 470 West Avenue, Stamford, CT 06902 was hired to assist in the distribution of proxy materials and solicitation of votes for a $9,000 fee, plus distribution expenses. The Group will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Other Matters

The Board is not aware of any other matters to come before the Annual Meeting. If any other matters should be brought before the meeting or any adjournment or postponement thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies. The report of the Organization and Compensation Committee, and the report of the Audit Committee, are not to be considered as incorporated by reference into any other filings that the Group makes with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this Proxy Statement are not a part of any of those filings unless otherwise stated in those filings.

Code of Ethics

The Group has adopted written codes of ethics for all directors, officers, and employees. The codes are posted on the Group's website at http://www.calwatergroup.com. The codes are also available in written form upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders Sharing an Address

The SEC allows the Group to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for the Group. In order to take advantage of this opportunity, banks and brokerage firms that hold shares for stockholders who are the beneficial owners, but not the record holders, of the Group's shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless one or more of the stockholders has provided contrary instructions. For stockholders who are the record holders of the Group's shares, the Group may follow a similar process absent contrary instructions. The Group will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single

CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement 55

copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598 or calling (408) 367-8200. Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Group in the same manner. If you are the beneficial owner, but not the record holder, of the Group's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Copies of Annual Report on Form 10-K

The Group, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal year 2014. Copies of exhibits to Form 10-K also will be furnished upon request for a payment of a fee of $0.50 per page. All requests should be directed to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Electronic copies of the Group's Form 10-K, including exhibits and this Proxy Statement will be available on the Group's website at http://www.calwatergroup.com.

Disclaimer Regarding Website

The information contained on the Group's website is not to be deemed included or incorporated by reference into this Proxy Statement.

56 CALIFORNIA WATER SERVICE GROUP | 2015 Proxy Statement

SITE
1720 NORTH FIRST STREET
BROKAW ROAD
101
NORTH FIRST STREET
FOURTH STREET
SKYPORT
ARCHER
GISH
GUADALUPE PARKWAY
101
880
N
SAN JOSE AIRPORT
GUADALUPE PARKWAY
NORTH FIRST STREET
HEDDING STREET
101
COLEMAN AVENUE
880
SANTA CLARA STREET
ALAMEDA
RACE STREET
280
17

California Water Service Group
California Water Service Company,
Hawaii Water Service Company,
New Mexico Water Service Company,
Washington Water Service Company,
CWS Utility Services, and
HWS Utility Services
1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CALIFORNIA WATER SERVICE GROUP M90700-P60393 CALIFORNIA WATER SERVICE GROUP ATTN: MICHELLE MORTENSEN 1720 NORTH FIRST STREET SAN JOSE, CA 95112-4598 1c. Bonnie G. Hill 1f. Richard P. Magnuson 1d. Martin A. Kropelnicki 1e. Thomas M. Krummel, M.D. 1i. Lester A. Snow 1g. Linda R. Meier 1h. Peter C. Nelson 1j. George A. Vera 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. 3. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015. NOTE: I authorize the proxies to vote according to their discretion on any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. 1a. Terry P. Bayer 1b. Edwin A. Guiles 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! For Against Abstain ! ! ! For Against Abstain

CALIFORNIA WATER SERVICE GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARTIN A. KROPELNICKI and MICHELLE R. MORTENSEN, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, all the shares of California Water Service Group common stock of the undersigned at the Annual Meeting of Stockholders of California Water Service Group to be held at the executive office, 1720 North First Street, San Jose, California on May 27, 2015 at 9:30 a.m., or at any adjournment or postponement thereof. By my signature on the reverse side of this proxy, I acknowledge that I have received a copy of the notice of meeting and proxy statement relating to this meeting and of the Group's most recent Annual Report to Stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3. Please date, sign, and mail as soon as possible in the enclosed envelope. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 27, 2015: The Annual Report, 10-K, and Proxy Statement are available at www.proxyvote.com. Continued and to be signed on reverse side M90701-P60393